AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
<P>
          SECURITIES AND EXCHANGE COMMISSION
                 WASHINGTON, D.C. 20549
                 ------------------------
<P>
                        FORM SB-2
<P>
                 ------------------------
<P>
               ROANOKE TECHNOLOGY CORP.
               REGISTRATION STATEMENT
                       UNDER
              THE SECURITIES ACT OF 1933
              ------------------------

FLORIDA                        7389                       22-3558993
(State or other           (Primary Standard            (I.R.S. Employer
Jurisdiction of       Industrial Classification         Identification
Incorporation or             Code No.)                      Number)
Organization)

<P>
                  539 Becker Drive
         Roanoke Rapids, North Carolina 27870
             Telephone: (252) 537-9222
             Facsimile: (252) 537-3125
     (Address and Telephone Number of Principal
      Executive Offices and Principal Place Of Business)
<P>
                   DAVID L. SMITH, JR.
     CHIEF EXECUTIVE OFFICER, PRESIDENT AND DIRECTOR
(Name, Address and Telephone Number of Agent for Service)
<P>
                   539 Becker Drive
          Roanoke Rapids, North Carolina 27870
              Telephone: (252) 537-9222
              Facsimile: (252) 537-3125
             ------------------------------
<P>
COPIES TO:
                Richard I. Anslow, Esq.
           Richard I. Anslow & Associates
             4400 Route 9, 2nd Floor
             Freehold, New Jersey 07728
              Telephone: (732) 409-1212
              Facsimile: (732) 577-1188
<P>
APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
<P>
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities of Act, check the following box and list the Securities Act registration statement number earlier effective registration statement for the same offering. / /
<P>
If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
<P>
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
<P>

CALCULATION OF REGISTRATION FEE
TITLE OF EACH          AMOUNT          PROPOSED          PROPOSED     AMOUNT OF
CLASS OF SECURITIES     TO BE           MAXIMUM          MAXIMUM      REGISTRATION
TO BE REGISTERED     REGISTERED     OFFERING PRICE       AGGREGATE    FEE
                                                         PER SHARE    OFFERING
                                                                      PRICE
--------------------------------------------------------------------------------------
Common Stock $.0001    2,000,000       $0.75(2)          $1,500,000     $396.00
par value per share
Common Stock $.0001    1,292,268(3)    $0.75(2)            $969,201     $255.87
par value per share
<P>
Total                  3,292,268                         $2,469,201     $651.87

<P>
(1) Estimated solely for purposes of computation of the registration fee pursuant to Rule 457 promulgated under the Securities Act of 1933.
<P>
(2) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(c) based on the average of the bid and asked price of the common stock on the over-the-counter electronic bulletin board maintained by the National Association of Securities Dealers on October 11, 2000.
<P>
(3) Represents shares owned by 4 security holders of the Company which are being registered hereby but are not part of the offering.
<P>
             ------------------------------
<P>
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH A DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(A),
MAY DETERMINE.<P>
                ROANOKE TECHNOLOGY CORP.
                 CROSS REFERENCE SHEET
  SHOWING LOCATION IN PROSPECTUS OF PART I ITEMS OF
                       FORM SB-2
<P>
                ITEM NUMBER AND HEADING
          IN FORM SB-2 REGISTRATION STATEMENT
                LOCATION IN PROSPECTUS
<P>

1.  Front of Registration Statement and Outside Front
    Cover Page of Prospectus                          Outside Front Cover Page
<P>
2.  Inside Front and Outside Back Cover Pages
    of Prospectus                                     Inside Front Cover Page;
                                                      Outside Back Cover Page
<P>
3.  Summary Information and Risk Factors              Prospectus Summary; Risk Factors
<P>
4.  Use of Proceeds                                   Prospectus Summary; Use of
                                                      Proceeds.
<P>
5.  Determination of Offering Price                   Outside Front Cover Page; Risk
                                                      Factors
<P>
6.  Dilution                                          Risk Factors; Dilution
<P>
7.  Selling Security Holders                          Selling Security Holders
<P>
8.  Plan of Distribution                              Outside Front Cover Page
<P>
9.  Legal Proceedings                                 Legal Proceedings
<P>
10. Directors, Executive Officers, Promoters
    and Control Persons                               Management; Principal
                                                      Shareholders
<P>
11. Security Ownership of Certain Beneficial
    Owners and Management                             Management; Principal
                                                      Shareholders
<P>
12. Description of Securities                         Risk Factors; Capitalization;
                                                      Securities; Shares Eligible for
                                                      Future Sale
<P>
13. Interest of Names Experts and Counsel             Legal Matters
<P>
14. Disclosure of Commission Position on
    Indemnification for Securities Act Liabilities    Management
<P>
15. Organization within Last Five Years               Management; Principal
                                                      Shareholders
<P>
16. Description of Business                           Prospectus Summary; Business
<P>
17. Management's Discussion and Analysis or
    Plan of Operation                                 Management's Discussion And
                                                      Analysis
<P>
18. Description of Property                           Proposed Business
<P>
19. Certain Relationships and Related
    Transaction                                       Certain Transactions
<P>
20. Market for Common Equity and Related Stockholder
    Matters                                           Outside Front Cover Page; Risk
                                                      Factors; Description Of the
                                                      Securities
<P>
21. Executive Compensation                            Management; Executive
                                                      Compensation
<P>
22. Financial Statements                              Financial Statements
<P>
23. Change in and Disagreements with Accountants On
    Accounting and Financial Disclosure               Not Applicable
<P>

<P>
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.
<P>
    SUBJECT TO COMPLETION, DATED OCTOBER   , 2000
<P>
                Roanoke Technology Corp.
<P>
           2,000,000 SHARES OF COMMON STOCK
           OFFERING PRICE: $0.75 PER SHARE
<P>
     Roanoke Technology Corp. (the "Company"), a Florida corporation, is offering hereby 2,000,000 shares of Common Stock, par value $.0001 per share (the "Common Stock").
This Prospectus also relates to the contemporaneous offering of 1,292,268 shares of Common Stock by 4 security holders of the Company (the "Selling Security Holders") which are being registered for resale pursuant to the registration statement of which this Prospectus is a part.
<P>
Prior to this offering (the "Offering"), the Company's Common Stock (also known as the "Securities")is traded on the OTC Electronic Bulletin Board ("OTC BB") under the symbol "RAKE." There is no assurance that such a public market will be sustained after the completion of the Offering. The initial public offering price of the Common Stock will be determined by the Company based on the closing bid price of the Common Stock on the date this Registration Statement is declared effective by the SEC. See "Risk Factors."
<P>
THESE ARE SPECULATIVE SECURITIES. SEE "RISK FACTORS" BEGINNING ON PAGE 12 FOR A DISCUSSION OF CERTAIN FACTORS TO BE CONSIDERED BY PROSPECTIVE INVESTORS. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            UNDERWRITING                             PROCEEDS TO
            PRICE TO PUBLIC      DISCOUNTS (1)        COMPANY
Per Share   $0.75                $0.075               $0.6750
Total (1)   $1,500,000           $150,000             $1,350,000

<P>
(1) Does not include 1,292,268 Common Shares to be offered by the Selling Security holders(the "Selling Security Holders Shares"), which are not part of the offering. The Company will receive no proceeds from the sale of the Selling Security Holder Shares.
<P>
                   PLAN OF DISTRIBUTION
<P>
We are offering the shares of Common Stock on a best effort basis. There is no minimum number of shares that must be sold before we can utilize the proceeds of the offering. We are making the offering through our officers and directors who will not be compensated for offering the shares. We will, however, reimburse them for all expenses incurred by them in connection with the offering. The shares may also be offered by participating broker-dealers which are members of the National Association of Securities Dealers, Inc. We may, in our discretion, pay commissions of up to 10% of the offering price to participating broker-dealers and others who are instrumental in the sale of shares.
<P>
Shares of Common Stock may be sold from time to time to purchasers directly by the Selling Security Holders. Alternatively, the Selling Security Holders may from time to time offer shares through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Security Holders for whom they may act as agent. The Selling Security Holders and any underwriters, dealers or agents that participate in the distribution of Common Stock may be deemed to be underwriters, and any commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Shares may be sold from time to time by the Selling Security Holders in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices.
<P>
We may indemnify any underwriter against specific civil liabilities, including liabilities under the Securities Act.
<P>
We will bear all expenses of the offering of the Common Stock by the Selling Security Holders other than payment that they may agree to make to underwriters.
<P>
Prior to this offering, there has been a very limited market for the Common Stock. Accordingly, the public offering price was determined solely by us. Among the factors we considered in determining the public offering price were our record of operations, current financial condition, future prospects, the experience of management, and the general condition of the equity securities market.
<P>
    THE DATE OF THIS PROSPECTUS IS OCTOBER   , 2000.
<P>
NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION SET FORTH HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.
<P>
The Company intends to furnish its shareholders with annual reports containing audited financial statements after the end of each fiscal year, and make available such other periodic reports as the Company may deem to be appropriate or as may be required by law. The Company's fiscal year ends on October 31 of each year.
<P>
                   PROSPECTUS SUMMARY
<P>
    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION, INCLUDING THE FINANCIAL STATEMENTS AND NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. EACH PROSPECTIVE INVESTOR IS THEREFORE URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY. UNLESS THE CONTEXT OTHERWISE REQUIRES, THE TERM "THE COMPANY" REFERS TO ROANOKE TECHNOLOGY CORP., A FLORIDA CORPORATION. THIS PROSPECTUS CONTAINS FORWARD LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS IN "RISK FACTORS."
<P>
THE COMPANY
<P>
     Roanoke Technology Corp. (the "Company")is
headquartered in Roanoke Rapids, North Carolina. We are a developer and marketer of a service designed to maximize and promote Internet web site presence. To put it simply, our primary business function is to make our customers' Internet web sites easy to find. Most persons searching the Web for a product or service use a search engine. Web sites are increasingly using television and print media advertising in an attempt to direct traffic to their web sites, but we utilize our own proprietary software products to alter our customer's web sites in ways which make the sites more appealing to the top search engines. If our customers wish to generate business from the Internet, it is important that their Web sites appear in the top 10 or 20 positions of targeted search engine indices. Simply put, that is what we
do.   In addition, we utilize a suite of proprietary
computer programs which allow our users to analyze and track their Web Sites "visibility". Our proprietary software analyzes high ranked sites on the targeted search engines to determine the most important key words, phrases, and other design characteristics of those sites. Our customer's web sites are then changed to reflect the preferences of those search engines and thus increase the probability that their web site will appear in the top 10 or 20 sites listed by the search engine when those search characteristics are used. Since most Web surfers ignore search results beyond the first hundred listed sites, a higher ranking almost always translates to higher visitor hits for our customers. This results in greater exposure for our customers, improved results for their web presence, and increased customer reliance on our services.
<P>
     We were incorporated in Florida on December 11, 1997 under the name Suffield Technologies Corp. We did not have any significant revenues until we purchased all of the issued and outstanding shares of Top 10 Promotions, Inc. ("Top 10"), a Virginia corporation with its principal place of business in North Carolina, in accordance with a Stock Purchase Agreement and Share Exchange dated and effective May 28, 1998 ("Share Exchange"). Top 10 was incorporated in Virginia on November 18, 1997. We maintain our principal offices at 539 Becker Drive, Roanoke Rapids, North Carolina, 27870 and our telephone number is (252) 537-9222.
<P>

                           THE OFFERING
<P>
Securities Offered               2,000,000 Shares (1) of Common Stock offered by the
                                 Company and 1,292,268 Selling Security Holder Shares
<P>
Common Stock Outstanding
<P>
  Prior to the Offering          12,855,183
<P>
  After the Offering             14,855,183 (2)(3)
<P>
Offering Price                   $0.75 per Share of Common Stock
<P>
Use of Proceeds                  Additions to working capital and general corporate
                                 purposes.  See Use of Proceeds on page 18.
<P>
Risk Factors                     An investment in the Common Shares offered hereby
                                 involves a high degree of risk and therefore the
                                 Common Shares should not be purchased by anyone who
                                 cannot afford the loss of their entire investment.
                                 Prospective purchasers of the Common Shares should
                                 carefully review and consider the factors set forth
                                 under "Risk Factors" as well as other information
                                 contained  herein, before purchasing any of the Common
                                 Shares. See "Risk Factors."
<P>
OTC BB Symbol(3)                 Common Stock       RAKE

<P>
------------------------
(1) Does not include 1,292,268 Common Shares being registered herein on behalf of the Selling Security Holders.
<P>
(2) Does not include an aggregate of 630,000 shares of Common Stock reserved for issuance upon the exercise of certain stock option agreements granted to our employees and one of our subcontractors. "See "Management-Option Plan."
<P>
(3) The Common Stock is presently trading on the OTC Electronic Bulletin Board ("OTC BB") under the symbol "RAKE." There can be no assurance that an active trading market will be sustained. As a result, an investor may find it difficult to dispose of, or to obtain adequate quotations as to the price of the Common Stock offered hereby. See "Risk Factors."
<P>
            SUMMARY FINANCIAL INFORMATION
<P>
    The following table sets forth summary historical financial information of the Company for the year ended October 31, 1999 and from inception (December 11, 1997).
<P>
     The summary historical financial data should be read in conjunction with the financial statements (and notes thereto) of the Company and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.
<P>
     The summary historical financial data should be read in conjunction with the financial statements (and notes thereto) of the Company and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.
<P>

                                Nine Months       Twelve Months         From Inception
                                Ended July 31,    Ended October 31,     To  October 31,
                                   2000                 1999                 1998
                             ----------------------------------------------------------
STATEMENT OF OPERATIONS DATA:
<P>
Total revenues                  $   1,557,133     $ 1,144,122           $   54,032
Operating expenses                    800,244         674,824               28,485
Gross profit from operations          756,889         469,298               25,547
General and administrative
 expenses                             883,793       3,152,748              330,395
Income (loss) from operations        (126,904)     (2,683,450)            (304,848)
Other income (expense)                109,268          (2,954)                (697)
Net Loss                        $     (17,636)    $(2,686,404)           $(305,545)
<P>
OTHER DATA:
<P>
EBITDA (1)                             75,418     $(2,541,338)           $(295,034)
Net cash provided (used) by
 operating activities                  79,403        (229,150)            (104,915)
Net cash provided (used) by
 investing activities                (113,333)       (104,140)             (38,159)
Net cash provided (used) in
 financing activities                  (7,329)        397,503              156,869
Net book value per share                  .03             .03        Less than .01
Basic earnings (loss) per share     Less than (.01)      (.26)                (.16)
<P>
BALANCE SHEET DATA:
<P>
Cash and cash equivalents        $     36,645       $  77,904            $  13,795
Total assets                          469,604         485,673              124,765
Current liabilities                    97,475          44,175               34,685
Total liabilities                     105,556         103,988               69,510
Stockholders' equity                  364,048         381,685               55,255
Total liability and equity       $    469,604       $ 485,673            $ 124,765
<P>

<P>
(1) EBIDTA is defined as income before effect of changes of accounting plus interest, income taxes, depreciation and amortization. EBITDA is presented here because it is a widely accepted financial indicator of a company's ability
to service and/or incur indebtedness.  However, EBITDA
should not be considered as an alternative to net income or
cash flow data prepared in accordance with generally
accepted accounting principles or as a measure of a
company's profitability or liquidity. The Company's measure
of EBITDA may not be comparable to similarly titled measures reported by other companies.
<P>
                      RISK FACTORS
<P>
   AN INVESTMENT IN THE SECURITIES BEING OFFERED HEREBY
INVOLVES A HIGH DEGREE OF RISK. PRIOR TO MAKING ANY
INVESTMENT DECISION, PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS TOGETHER WITH THE OTHER INFORMATION PRESENTED IN THIS PROSPECTUS INCLUDING THE
FINANCIAL STATEMENTS (AND NOTES THERETO).
<P>
RECENT LOSSES, GOING CONCERN LETTER IN AUDITOR'S REPORT,
WORKING CAPITAL DEFICIT
<P>
    For the nine months ended July 31, 2000 and 1999, we
recorded a net (loss) of ($17,636) and ($1,253,368),
respectively.  At July 31, 2000 we had negative working
capital of $35,564 and an accumulated deficit of $3,009,586.
For the year ended October 31, 1999 and from inception
(December 11, 1997) through the year ended October 31, 1998, we recorded a net (loss) of ($2,686,404) and ($305,545),
respectively. At October 31, 1999, we had working capital of $33,729 and an accumulated deficit of $2,991,949. For at least the current fiscal year, we are likely to incur losses from operations. There can be no assurance that we will
achieve profitability at any time in the future or, if
achieved, sustain such profitability. See "Financial
Statements."
<P>
LIMITED OPERATING HISTORY, NEW BUSINESS ACTIVITIES
<P>
    We have operated since May 28, 1998. We will be required
to incur additional fixed costs, which could limit our
ability to reduce expenses in an economic downturn or a slow seasonal period. Therefore, our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by a new small business in a highly competitive industry. See "Business."
<P>
COMPETITION
<P>
There can be no assurance that we will be able to compete successfully against current and future competitors or that competitive pressures faced by us will not have a material adverse effect on our business, prospects, financial condition and results of operations. See "Business--Competition."
<P>
DEPENDENCE ON KEY PERSONNEL; NEED FOR ADDITIONAL EXECUTIVE
OFFICERS
<P>
    We are dependent to a great extent upon the experience, abilities and continued services of David L. Smith, Jr., our President, Chief Executive Officer and Director, Glenn L.
Canady, and our Vice President of Operations and Director
and Edwin E. Foster, Jr., our Secretary and Director   The
loss of services of David, and Glenn and/or Ed could have a material adverse effect on our business, financial condition or results of operation. We have entered into employment agreements with David (3 years commencing August 2000) and
Glenn (3 years commencing March 1999). Ed is an employee at
will. See "Management."
<P>
TRADEMARK REGISTRATION
<P>
Trademark applications/Service Mark applications have been
filed with the United States Patent and Trademark Office for
"Top 10 and Design," "PC Beacon," "RTCHosting and Design"
and "RFQHosting."
<P>
POTENTIAL LIABILITY; AVAILABILITY OF INSURANCE
<P>
    From time to time we are subject to lawsuits as a result
of our business. No assurance can be given that we will be
able to obtain insurance policies to protect against such lawsuits in the future. In addition, any successful claim against us, in a material amount could have a material
adverse effect on our business, financial condition or
results of operation.
<P>
CONTROL BY MANAGEMENT
<P>
    Upon completion of the Offering (assuming the maximum offering is sold), David L. Smith, Jr., our President, CEO and Director will beneficially own at least approximately
46% of our then outstanding Common Stock and will continue
to be the principal shareholder of our Common Stock.
Accordingly, David will still probably be in a position to
exert actual or effective control over the business and operations of the Company, including the election of all directors of the Company and approval of significant corporate transactions. See "Principal Stockholders" and
"Management."
<P>
MANAGEMENT'S BROAD DISCRETION IN APPLICATION OF THE
PROCEEDS.
<P>
100% of the net proceeds of the offering has been allocated
to Working Capital and General Corporate Purposes.
Accordingly, our management and board of directors will have broad discretion as to the allocation and use of such proceeds. See "Use of Proceeds."
<P>
CONTEMPORANEOUS OFFERINGS BY US AND THE SELLING SECURITY
HOLDERS MAY ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK, IF A MARKET DEVELOPS.
<P>
     Approximately 39.25% of our Common Stock being offered
by this prospectus is being offered by the Selling Security Holders. If a public market develops for our Common Stock, the market may not be able to absorb the Common Stock being contemporaneously offered. Accordingly, the market price of our Common Stock, if any, may be substantially lower than it would be if our Common Stock were not being offered by the Selling Security Holders. We will not receive any proceeds from the sale of our Common Stock made by the Selling
Security Holders.
<P>
SHARES ELIGIBLE FOR FUTURE SALE
<P>
    We have outstanding 14,855,183 shares of our common
stock all of which were issued and sold by us in private transactions in reliance upon exemptions from registration under the Securities Act. Other than the shares of common
stock included in the 1,292,268 Selling Security Holder
Shares such shares may be sold only pursuant to an effective registration statement filed by the Company or an applicable exemption, including the exemption contained in Rule 144 promulgated under the Securities Act. In general, under Rule
144 as currently in effect, a shareholder, including one of
our affiliates, may sell shares of common stock after at
least one year has elapsed since such shares were acquired
from us or an affiliate of ours. The number of shares of
common stock which may be sold within any three-month period is limited to the greater of one percent of the then
outstanding number of shares of common stock or the average weekly trading volume in the common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of
Rule 144 concerning availability of public information,
manner of sale and notice of sale must also be satisfied. In addition, a shareholder who is not our affiliate (and who has not been our affiliate for 90 days prior to the sale)
and who has beneficially owned shares acquired from us or
our affiliate for over two years may resell the shares
without compliance with the foregoing requirements under
Rule 144.
<P>
    The Selling Security Holder Shares are being registered
for resale pursuant to the registration statement of which
this Prospectus is a part.
<P>
    No predictions can be made as to the effect, if any,
that future sales of shares, or the availability of shares
for future sale, will have on the market price of our common stock prevailing from time to time. Nevertheless, sales of substantial amounts of common stock, or the perception that such sales may occur, could have a material adverse effect
on prevailing market prices. See "Description of Securities-Shares Eligible for Future Sale."
<P>
IMMEDIATE AND SUBSTANTIAL DILUTION OF 84.85%
<P>
The investors in this Offering will suffer immediate
dilution of $.64 per share or 84.85%. See "Dilution."
<P>
ADDITIONAL FINANCING
<P>
    We anticipate that the proceeds from the Offering,
together with projected cash flow from operations, will be sufficient to fund our operations for at least the next 12 months. We are currently in the process of negotiating a bank loan in the amount of approximately $290,000.00.
Proceeds from this loan will be used to increase our working capital and to fund the cost of moving to, and equipping, a new and larger facility. Thereafter, we may need to raise additional funds to continue to operate our business. There can be no assurance that additional financing will be
available or if available will be on favorable terms.
<P>
PUBLIC MARKET; QUARTERLY FLUCTUATIONS; POSSIBLE VOLATILITY
OF STOCK PRICE
<P>
    Although our Common Stock is listed on the OTC
Electronic Bulletin Board, prior to this offering there has
been a limited public market for our Common Stock, and there can be no assurance that any active trading market therefor
will develop or, if any such market develops, that it will
be sustained. In the event our operating results fall below
the expectations of public market analysts and investors,
the market price of our Common Stock would likely be
materially adversely affected. Additionally, our quarterly operating results or other developments affecting us, such as announcements by us or our competitors regarding
acquisitions or dispositions, new procedures or technology, changes in general conditions in the economy, and general market conditions could cause the market price of our Common Stock to fluctuate substantially. The equity markets have, on occasion, experienced significant price and volume fluctuations that have affected the market prices for many companies' securities and have often been unrelated to the operating performance of these companies. See "Selected
Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."
<P>
ABSENCE OF DIVIDENDS
<P>
     We have never declared or paid any cash dividends on
our Common Stock. We intend to retain our earnings, if any,
to finance the growth and development of our business and therefore do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. Although dividends are not limited currently by any agreements, it is
anticipated that future agreements, if any, with
institutional lenders or others may limit our ability to pay dividends on our Common Stock. Any future determination to pay cash dividends will be at the discretion of our Board of Directors and will be dependent upon our financial condition, results of operations, capital and legal
requirements and such other factors as our Board of
Directors deems relevant. See "Dividend Policy."
<P>
FORWARD LOOKING STATEMENTS
<P>
     This Prospectus includes "forward-looking statements"
within the meaning of Section 27A of the Securities Act, and
Section 21E of the Exchange Act. Our actual results may
differ significantly from the results discussed in such forward-looking statements. Certain factors which may cause such differences include, but are not limited to, the
factors discussed in this "Risk Factors" section. The safe harbors contained in Section 27A of the Securities Act and
Section 21E of the Exchange Act, which apply to certain forward-looking statements, are not applicable to this
Offering.
<P>
LIMITED LIABILITY OF DIRECTORS
<P>
     As permitted by Florida law, our certificate of incorporation eliminates personal liability of our directors and our stockholders for monetary damages for breach of
fiduciary duty as a director, except in certain
circumstances. Accordingly, stockholders may have limited
rights to recover monetary damages against our directors for breach of fiduciary duty.
<P>
POSSIBLE ISSUANCE OF ADDITIONAL COMMON STOCK AND OPTIONS
<P>
     Although there are no present plans, agreements,
commitments or undertakings with respect to the issuance of additional shares or securities convertible into any such shares by us, any shares issued would further dilute the percentage ownership of our Company held by the public stockholders.
<P>
PENNY STOCK RULES
<P>
     The Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price less than $5.00 per share or an exercise price less than $5.00 per share, subject to certain exceptions, including that the we have net tangible assets of a minimum of $2,000,000. Thus, our Common Stock is presently, and may remain, subject to rules that impose additional sales practice requirements on broker-dealers who sell such
securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or
$300,000 jointly with their spouse). For transactions
covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Additionally, for any transaction involving a
penny stock, unless exempt, the rules require the delivery,
prior to the transaction, of a disclosure schedule prepared
by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative,
current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control
over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in
penny stocks. The above-described rules may adversely effect the liquidity of the market for our Common Stock and may
also adversely effect the ability of our shareholders to
sell our Common Stock in the secondary market.
<P>
USE OF PROCEEDS
<P>
     Assuming the sale of our Common Stock offered hereby
(based on an assumed offering price of $0.75 per share, the
net proceeds to us, after estimated expenses payable by us
in connection with the Offering (including maximum
commissions), are estimated to be approximately $1,219,000.
We expect to use the net proceeds as follows:
<P>
     PURPOSE:     100% of revenue to be used to add working
capital and general corporate purposes. Although we do not have any plans, proposals, arrangements or understandings with respect to mergers or acquisitions, we intend to actively seek to identify merger and acquisition candidates.
Any proceeds not expended in connection with mergers and acquisitions will be reallocated to working capital and general corporate purposes.
<P>
         Pending application of the proceeds of this Offering, we intend to invest the net proceeds in certificates of deposit, money market accounts, United
States government obligations or other short-term interest bearing obligations of investment grade.
<P>
         The foregoing represents our best estimate of our allocation of the net proceeds of the sale of our Common
Stock based upon our currently contemplated operations, our business plan and current economic and industry conditions and is subject to reapportionment among the categories listed above in response to, among other things, changes in its plans, regulations, industry conditions and future revenues and expenditures. Any such reapportionment will be made based upon the recommendations of our Board of Directors. The amount and timing of expenditures will vary depending on a number of factors, including changes in our contemplated operations or business plan and changes in economic and industry conditions.
<P>
         Based on our operating plans, we believe that the net proceeds of this offering, together with available cash and anticipated revenues from operations, will be sufficient to satisfy our capital and legal requirements and finance our operations for at least the next 12 months. Such beliefs are based upon numerous assumptions and there can be no assurance that the assumptions underlying our plans will prove to be correct. After such 12-month period, or sooner if the assumptions prove to be incorrect, we may require additional capital in order to meet our then current plans for expansion and capital requirements. Such financing may take the form of ordinary or preferred equity securities or debt securities, or may involve bank financing. There can be no assurance that we will be able to obtain additional capital on a timely basis, on favorable terms, or at all. In any of such events, we may be unable to implement our current plans for expansion. See "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."
<P>
         We will receive no proceeds from the sale of the Selling Security Holder Shares.
<P>
     DIVIDEND POLICY
<P>
     We have never paid dividends on our Common Stock and do not anticipate paying such dividends in the foreseeable future. The payment of future cash dividends by us on our Common Stock will be at the discretion of our Board of Directors and will depend on our earnings, financial condition, cash flows, capital requirements and other considerations as our Board of Directors may consider relevant. Although dividends are not limited currently by any agreements, it is anticipated that future agreements, if any, with institutional lenders or others may limit our ability to pay dividends on our Common Stock.
<P>
     DILUTION
<P>
     As of July 31, 2000, the pro forma net tangible book value of our Common Stock was $184,062 or $.01 per share of Common Stock outstanding. The net tangible book value of our Common Stock is the tangible assets less total liabilities.
We have net intangible assets amounting to $179,986 at July
31, 2000. Dilution per share represents the difference between the amount paid per share by purchasers in this Offering and the pro-forma net tangible book value per share after the Offering.
<P>
         After giving effect to the sale by us of 2,000,000 shares of Common Stock and the application of the net proceeds thereof, the pro-forma net tangible book value of our Common Stock at July 31, 2000 would have been approximately $1,684,062 or $.11 per share. This represents an increase in our net tangible book value per share of $.10 to our existing shareholders and an immediate dilution of $.64 or 84.85% per share to the purchasers of our Common
Stock in this Offering.
<P>
         The following table illustrates this dilution on a per share basis:
<P>

     Assumed public offering price per share                          $  .75
<P>
     Pro forma net tangible book value per share before Offering      $  .01
<P>
     Increase per share attributable to payments by new stockholders  $  .10
<P>
     Pro forma net tangible book value per share after Offering       $  .11
<P>
     Dilution per share                                               $  .64

<P>
         The following table summarizes as of July 31, 2000 the total consideration paid and the average price per share paid by existing stockholders and by purchasers of Common
Stock in this Offering:

                            Percentage of                               Average
                            Outstanding                  Percent of     Price per
               Shares of    Shares of     Total          Total          Share of
               Common       Common        Consideration  Consideration  Common
               Stock        Stock         Paid           Paid           Stock
             -------------------------------------------------------------------------
Existing
 Stockholders 12,855,183     86.54%          $4,742,384    76%        $ .37
<P>
New Investors
               2,000,000     13.46%          $1,500,000    24%        $ .75
<P>

------------------------
<P>
(1) Does not include an aggregate of 630,000 shares of Common Stock reserved for issuance upon the exercise of certain stock option agreements granted to our employees and one of our subcontractors.
<P>
        MANAGEMENT'S DISCUSSION AND ANALYSIS OF
     FINANCIAL CONDITION AND RESULTS OF OPERATIONS
<P>
GENERAL
Statements in this Form SB-2 concerning our business outlook or future economic performance; anticipated profitability, gross billings, commissions and fees, expenses or other financial items; and statements concerning assumptions made or exceptions as to any future events, conditions, performance or other matter are "forward-looking statements" as that term is defined under the Federal Securities Laws. Forward-looking statements are subject to risks, uncertainties and other factors which would cause actual results to differ materially from those stated in such statements. Such risks, uncertainties and factors include, but are not limited to, (i) the uncertain acceptance of the Internet and our Internet content, (ii) that we have grown rapidly and there can be no assurance that we will continue to be able to grow profitably or manage our growth, (iii) risks associated with acquisitions, (iv) competition, (v) our quarterly operating results have fluctuated in the past and are expected to fluctuate in the future, (vi) the loss of services of certain key individuals could have a material adverse effect on our business, financial condition or operating results, (vii) the control of our Company by David L. Smith, Jr., our President, CEO and Director.
<P>
Overview
<P>
A substantial part of our growth has been achieved through acquisitions. For the period December 11, 1997 through May 31, 1999, we completed two acquisitions. Given the acquisition of Top-10 Promotions, Inc., the results from operations from period to period are not necessarily comparable.
<P>
Gross revenues refer to fees earned in the design, development, production, and marketing of technology to provide enhanced Internet marketing capabilities. We earn revenues when we provide Internet services that improve an Internet site's ranking when searched on the leading Internet search engines. We commit to our customers that we will use our best efforts so that each customer will receive at least ten placements within the top twenty positions, somewhere across the targeted search engines. Generally, the payment terms require payment to us at, or prior to, the time that the services are performed. Historically, we have not experienced substantial problems with unpaid accounts. Our internal accounting system does not provide a way to separately account for the costs attributable to the Premium and the Starter service.
<P>
We have technological expertise in preparing and submitting web site pages with "key search words" to the targeted search engines. The web site page is configured so that when these key search words are entered into a search engine, the search will most likely hit on this web page.
<P>
On May 28, 1998, we undertook a Stock Purchase Agreement and Share Exchange with Top-10 Promotions Inc., a Virginia Corporation. The sole shareholder of Top-10 Promotions, Inc., David L. Smith, Jr. (our current President, CEO, Director and principal shareholder) received 500,000 shares of our "restricted" stock in exchange for all his shares in Top-10 Promotions, Inc. The purchase was valued at a total of $262,000 with $242,386 accounted for as contributions of capital and $19,614 attributed to goodwill.
<P>
Primarily as a result of the acquisition of Top-10 Promotions, Inc. on May 28, 1998, our revenue has been generated from the sale of services of Top-10 Promotions, Inc. as of the date of acquisition. Prior to the merger with us, Top-10 Promotions, Inc. assisted customers by creating web pages that had a stronger appeal to search engine robots as compared to the customer's existing web pages thus allowing the web pages to be listed higher in the search engines indices than the customers were previously capable of appearing. The acquisition was accounted for using the purchase method of accounting and the results of operations of Top-10 Promotions, Inc. from the date of purchase are included in the financial statements. In the first year of business activity, we were building a sales team and experienced gross revenue of $54,032. During the following year, we had $1,144,122 in gross revenue and revenues for the nine months ended July 31, 2000 increased to $1,577,133 as compared to $873,772 in the same period of the prior year. We are continuously monitoring the Internet marketplace for opportunities to expand our presence and intend to continue our acquisition strategy to supplement our internal growth. Our internal growth stems from ideas of selected individuals. We continue to recruit individuals of this same level of expertise.
<P>
Our operating expenses have increased significantly since inception primarily due to headcount increases as a result of hiring staff to support increased sales and the purchase of new technology. Primarily as a result of the acquisition of Offshore Software Development Ltd. on March 30, 1999, we have realized efficiencies in our data base operations that have resulted in increased sales. We continue to count as a cost of sales the cost of continually updating our program code. We currently employ the programmers to update program codes that in the past we outsourced. The cost of sales category primarily includes cost of Internet lines, programmer fees, sales salaries and other miscellaneous charges. The cost of sales for the period ended October 31, 1999 was $674,824, $28,485 for the period ended October 31, 1998 and $800,244 for the nine months ending July 31, 2000. The software we acquired in the Offshore Software transaction enables us to access our internal databases more efficiently. A large portion of our daily work requires our employees to access information in several internal databases. Our old software caused delays in almost every database inquiry. Thirty second delays for information were not unusual. The software we acquired in the Offshore Software transaction retrieves the requested information in 2 to 3 seconds.
<P>
An unusual impairment loss of $257,075 was recorded in October of 1999 to reflect an impairment of the intangible assets resulting from the acquired "Offshore" assets on March 30, 1999. The impairment resulted from our revised forecast of the cash flows expected from intangible assets. As a result amortization expenses dropped by $8,583 per month.
<P>
Office and general expenses for the period ended October 31, 1998 was $72,181, $877,807 for the period ended October 31, 1999 and $623,593 for the nine months ending July 31, 2000, excluding compensation for our Chief Executive Officer. Chief Executive Officer compensation for the period ended October 31, 1998 was $258,214, $2,274,941 for the period ended October 31, 1999 and $210,200 for the nine months ending July 31, 2000. Chief Executive Officer compensation for the periods described was primarily stock based compensation as described in the footnotes to the financial statements. The impact on future stock based compensation is uncertain as we continue to use stock based compensation as a recruitment tool.
<P>
Results of Operations
<P>
The following table sets forth the periods indicated gross revenue, detailed cost of sales, general and administrative costs, officer compensation and EBITDA for the Company.

                Jul. 00    Percent of        Jul. 99      Percent of
                Nine       Gross             Nine         Gross
                Months     Revenue           Months       Revenue
                -----------------------------------------------------
Gross Revenue   $1,557,133 100.00%           873,772      100.00%
<P>
Cost of Sales:
<P>
T1 lines & costs    29,779   1.91%            75,788        8.67%
Programmers         22,061   1.42%            67,439        7.72%
Sales salaries &
 taxes             697,552  44.80%           365,369       41.82%
Other consulting      -         -             27,227        3.12%
Other               50,852   3.27%            21,613        2.47%
Total              800,244  51.39%           557,436       63.80%
<P>
General &
 Administrative    770,383  49.47%         1,328,599      152.05%
Gain on sale       108,000   6.94%              -            -
EBITDA (1)          75,418   6.07%        (1,012,263)    (115.85%)
<P>
EBITDA TABLE - CONTINUE
<P>
                Apr. 00    Percent of         Apr. 99      Percent of
                Six        Gross              Six          Gross
                Months     Revenue            Months       Revenue
                --------------------------------------------------------
Gross Revenue   $1,135,884 100.00%            452,450      100.00%
<P>
Cost of Sales:
<P>
T1 lines & costs    23,539   2.07%             35,108        7.76%
Programmers         13,978   1.23%             51,816       11.45%
Sales salaries &
 taxes             483,610  42.58%            166,810       36.87%
Other consulting      -         0%             23,870        5.26%
Other               28,506   2.51%             14,707        3.25%
<P>
Total              545,927  48.39%            292,221       64.59%
<P>
General &
 Administrative    545,927  48.06%          1,328,599      293.65%
Gain on sale       108,000    -                  -            -
EBITDA (1)         148,324  13.06%         (1,168,370)    (258.23%)
<P>
EBITDA TABLE - CONTINUE
<P>
                  Jan. 00        Percent of  Jan. 99       Percent of
                  1st Quarter    Gross       1st Quarter   Gross
                                 Revenue                   Revenue
                  ------------------------------------------------------
Gross Revenue     $  520,679    100.00%   $ 138,127        100.00%
<P>
Cost of Sales:
<P>
T1 lines & costs      15,670      2.96%      19,400         14.05%
Programmers            5,260       .99%      20,850         15.09%
Sales salaries &
 taxes               238,800     45.09%      48,889         35.39%
Other consulting        -         0.00%        -                0%
Other                    758      0.14%       7,256          5.25%
<P>
Total                260,488     49.19%      96,395         69.79%
<P>
General &
 Administrative      271,000     51.17%   1,177,650        852.58%
EBITDA (1)            <1,886>      5.34%  (1,135,918)      <822.37%>
<P>
                   Twelve    Percent of        From        Percent of
                   Months    Gross             Inception   Gross
                   10-31-99  Revenue           10-31-98    Revenue
                ------------------------------------------------------
Gross Revenue    $1,144,122    100.00%        $ 54,032     100.00%
<P>
Cost of Sales:
<P>
T1 lines & costs    102,952     9.0%            12,601      23.32%
Programmers          65,914    5.76%            13,315      24.64%
Sales salaries &
 taxes              480,076   41.96%             2,385       4.41%
Other consulting     19,507    1.71%                 0          0%
Other                 6,373     .56%               184       0.34%
<P>
Total               674,824   58.98%            28,485      52.72%
<P>
General &
 Administrative   3,010,636  263.14%           320,581     593.32%
Gain on sale           -       -                  -           -
EBITDA (1)       <2,541,338> <222.12%>        <295,034>   <546.03%>
<P>
EBITDA TABLE - CONTINUE

<P>
(1) Earnings before interest, income taxes, depreciation and amortization. EBITDA is presented to provide additional information about the company's ability to meet its future debt service, capital expenditures and working capital requirements and is one of the measures which determines a company's ability to borrow under its credit facility. EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the Company's profitability or liquidity. EBITDA for the indicated periods is calculated as follows.
<P>

Cash flows:          Twelve Months  From Inception  Jan. 00    Jan. 99   Apr. 00   Apr. 99
                     Ended          To              Three      Three     Six       Six
                     10-31-99       10-31-98        Months     Months    Months    Months
-----------------------------------------------------------------------------------------
Operating            (229,254)      (104,915)        27,438    43,912    83,874    27,012
Investing            (104,140)      ( 38,159)       (11,463)  (63,228)  (64,384)  (59,333)
Financing             397,503        156,869         (2,496)   52,835    (5,373)  138,337
<P>
EBITDA Calculation
<P>
Net income (loss) $<2,686,404>    $ <305,545>       (37,809)(1,141,402)  74,763(1,194,159)
Interest, net           2,954            697         (1,468)      (166)  (1,092)    1,609
Income tax expense
 (benefit)              -0-             -0-             -0-        -0-     -         -
Depreciation and
 amortization         142,112          9,814         37,31       5,650   74,653    24,180
EBITDA            $<2,541,338>    $ <295,034>       <1,886> (1,135,918) 148,324(1,168,370)
<P>

Cash flows:          Jan. 00    Jan. 99   Apr. 00   Apr. 99    Jul. 00   Jul. 99
                     Three       Three      Six       Six       Nine      Nine
                     Months      Months    Months    Months    Months    Months
-----------------------------------------------------------------------------------------
<P>
  Operating            27,438      43,912    83,874     27,012    79,403    28,372
  Investing           (11,463)    (63,228)  (64,384)   (59,333) (113,333) (154,392)
  Financing            (2,496)     52,835    (5,373)   138,337    (7,329)  272,542
<P>
EBITDA Calculation
<P>
  Net income (loss)   (37,809) (1,141,402)   74,763 (1,194,159)  (17,636) (1,253,368)
  Interest, net        (1,468)       (166)   (1,092)     1,609    (1,268)      2,270
  Income tax expense
   (benefit)                -           -         -          -         -           -
  Depreciation and
   amortization        37,391       5,650    74,653     24,180   113,410      60,213
  EBITDA               <1,886> (1,135,918)  148,324 (1,168,370)   94,506  (1,190,885)
<P>

<P>
The twelve months ended October 31, 1999 compared to the twelve months ended October 31, 1998.
<P>
A direct period by period comparison can not be made without annualized figures as the second period is not complete. This type of analysis is speculative and will not be discussed. This section will describe relevant issues that effect each of the periods shown.
<P>
We are experiencing rapid growth as seen in the above results of operations. The primary cost associated with this growth is the addition of more sales staff. We have determined that sales staff additions are an important growth strategy. The additional cost of other consulting in the cost of sales section is not expected to continue. We continually negotiate the costs of Internet line access. As can be seen, these negotiations leave these costs stable as business activity increases. In addition, our management has stabilized the programming costs associated with our continual technology improvement program.
<P>
We have suffered losses from inception to date. Sales have increased as the number of sales persons has increased. We believe that the cost of sales persons is one of the few costs which will rise proportionately as sales increase.
<P>

                       ROANOKE TECHNOLOGY CORPORATION
                          STATEMENTS OF OPERATIONS
                                Three Months               Nine Months
                                Ended July 31             Ended July 31
                                2000     1999           2000         1999
                            -------  --------        -------    -------
REVENUE
  Sales                   $421,248   421,322      1,557,133      873,772
  Cost of sales            250,611   265,215        800,244      557,436
                           -------  --------        -------      -------
GROSS PROFIT               170,637   156,107        756,889      316,336
<P>
GENERAL & ADMINISTRATIVE EXPENSES
   Advertising                 280     6,385          1,848       10,463
   Auto                        457     2,574          2,274        2,574
   Bank charges                248        68            631          264
   Depreciation and         38,757    27,450        113,410       60,213
   Amortization
Dues and subscriptions       1,145       420          1,825        1,777
   Legal and accounting     13,015    32,542         60,343       79,603
   Maintenance and repairs     372     6,358          1,132        7,794
   Marketing                23,898         0        104,179            0
   Meals and entertainment   1,937       118          3,120        4,154
   Office and occupancy     91,328    38,440        287,784       61,112
     expense
   Rent                     11,959    13,650         32,772       27,400
   Officers salaries        64,800    70,200        210,200    1,288,417
   Telephone                12,926     8,142         54,796       16,300
   Travel                    2,091         0          9,479        7,363
                           -------  --------       --------     --------
   Total                   263,213   206,347        883,793    1,567,434
                           -------  --------       --------     --------
INCOME (LOSS) FROM        (92,576)  (50,240)      (126,904)  (1,251,098)
OPERATION
<P>
OTHER INCOME AND (EXPENSE)
<P>
   Interest - net             176     (661)          1,268      (2,270)
   Gain on sale of stock        0        0         108,000           0
                            -------  --------       --------    --------
   Total                      176     (661)        109,268      (2,270)
                            -------  --------       --------    --------
<P>
NET INCOME (LOSS)      $   (92,400)$ (50,901)     $ (17,636)$(1,253,368)
                           ========  ========       ========    ========
<P>
NET EARNINGS PER SHARE
   Basic and Diluted
      Net loss per share      Less than(.01)           Less than (.01)
<P>
Basic and Diluted Weighted Average
Number of Common Shares Outstanding  11,330,183                8,103,721
<P>

<P>
Liquidity and Capital Resources
<P>
Our principal capital requirements have been to fund (i) acquisitions, (ii) working capital, (iii) capital expenditures and (iv) advertising and development of our Internet business. Continued development in our Internet business has included the acquisition of assets which improve the efficiency of the program technology that we operate with. Our working capital ratio has been maintained from .64 to 1.95 during the reported periods. This is due to sales, as our policy, being paid for in advance or at the time services are performed. In addition to this, we extended the right to convert loans from Arthur Harrison & Associates in the amount of $35,000 into 350,000 shares of common stock.
<P>
We are currently operating at approximately cash breakeven and believe that cash on hand and cash expected to be generated from operations will be adequate to permit continued operations for at least the next twelve months without recourse to outside financing. We cannot however, provide for every contingency that may exist external to our Company.
<P>
Our financial statements have been presented on the basis that we are a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We have suffered recurring losses from operations in prior periods, and may require additional capital to continue our planned development. We believe we will continue as a going concern and are actively marketing our services and web site which should enable us to meet our current obligations and provide additional funds for continued growth and new product development.
<P>
BUSINESS
<P>
THE COMPANY
<P>
Headquartered in Roanoke Rapids, North Carolina, we are a developer and marketer of a service designed to maximize and promote Internet web site visibility. To put it simply, our primary business function is to make our customers' Internet web sites easy to find. Most persons searching the Web for a product or service use a search engine. Web sites are increasingly using television and print media advertising in an attempt to direct traffic to their web sites, but we utilize our own proprietary software products to alter our customer's web sites in ways which make the sites more appealing to the top search engines. If our customers wish to generate business from the Internet, it is important that their Web sites appear in the top 10 or 20 positions of targeted search engine indices. Simply put, that is what we
do.   In addition, we utilize a suite of proprietary
computer programs which allow our users to analyze and track their Web Sites "visibility". Our proprietary software analyzes high ranked sites on the targeted search engines to determine the most important key words, phrases, and other design characteristics of those sites. Our customer's web sites are then changed to reflect the preferences of those search engines and thus increase the probability that their web site will appear in the top 10 or 20 sites listed by the search engine when those search characteristics are used. Since most Web surfers ignore search results beyond the first hundred listed sites, a higher ranking almost always translates to higher visitor hits for our customers. This results in greater exposure for our customers, improved results for their web presence, and increased customer reliance on our services.
<P>
The sweeping transition of the Internet from being primarily an information and entertainment platform to becoming a medium for e-commerce is well under way. Web sites are no longer perceived just for informational content or to simply establish Internet presence. In order to fully capitalize on the opportunity that the Internet represents, today's companies require implementation of a proven Internet promotional strategy to maintain traffic and develop sales. In order for companies to fully realize the potential of the Internet, companies must effectively market their web sites beyond standard print and media advertising.
<P>
We have a history of significant losses. We had a loss of $305,545 from December 11, 1997 (inception) through October 31, 1998 and $2,686,404 for the year ended October 31, 1999 making an accumulated deficit of $2,991,949. For the nine month period ending July 31, 2000 the Company's loss was reduced to $17,636 from the $1,253,368 in the same nine month period of the prior year.
<P>
FORMATION
<P>
On December 11, 1997, we were formed in Florida as a C corporation under the name Suffield Technologies Corp. We did not have any significant revenues until we purchased all of the issued and outstanding shares of Top 10 Promotions, Inc. ("Top 10"), a Virginia corporation with its principal place of business in North Carolina, in accordance with a Stock Purchase Agreement and Share Exchange dated and effective May 28, 1998 ("Share Exchange"). Top 10 was incorporated in Virginia on November 18, 1997.
<P>
Since the closing of the Share Exchange, the operations of Top 10 has represented 100% of our revenues to date. Based on the Share Exchange, we undertook the following: (i) on June 11, 1998, we filed an amendment to our incorporation document in Florida changing our name to Roanoke Technology Corp.; (ii) on July 20, 1998, we were issued a Certificate of Authority to do business in North Carolina;  (iii) on
July 22, 1998, the State of Virginia issued a Certificate of Merger whereby Top 10 merged into the Company; and (iv) on September 4, 1998, we filed a Certificate of Assumed Name in Halifax County, North Carolina to do business under the name Top 10 Promotions.
<P>
In accordance with the Share Exchange, David L. Smith, Jr., the sole shareholder, officer and director of Top 10 was paid the following consideration: (i) 500,000 restricted common shares of the Company; (ii) the ability to borrow up to 25% of the retained earnings of the operating company
(Top 10) in fiscal year 1998 (the Company has an October 31 fiscal year end) or the first two quarters of fiscal year 1999. Any repayment of such borrowings would be for a 2 year period at an annual interest rate of 5%. In addition, the operating company, Top 10, was given $50,000 at closing and $17,500 per month for an 11 month period commencing 30 days after closing (an aggregate of $192,500). The funding for these amounts was provided by a loan from Tamana Ltd., an unaffiliated corporation.
<P>
SERVICES
<P>
Our services are designed to improve the visibility of our customer's web sites in the Internet. The first level of service, the "Starter Plan" consists of getting the customer's web sites registered on about 800 of the most significant search engines. This service sells for $99, is not actively promoted by us, and does not carry any visibility commitment. It has accounted for .2% of our revenues during the first nine months of fiscal 2000.
During the nine months ending July 31, 1999, it accounted
for 1.4% of our revenue.
<P>
Sales of the "Premium Plan" accounted for 95.9% of revenues during the nine months ended July 31, 2000. This plan is sold for $1,495. This plan was originally sold for $1,295. It was increased to $1,495 effective May 4, 2000. It differs from the Starter Plan in that its goal is not to get the web site listed by the search engines, but to increase the probability that the site will be one of the first 20 sites listed by the search engine when appropriate key words are used. Since many key word searches can return hundreds, if not thousands, of matches, it is important that those attempting to generate business from their Internet listing assure that their site is listed in the first one or two pages returned by the search engine. If the customer has more than one web site we will promote these sites for half price of $747.50 each. We originally charged $647.50, but increased the price to $747.50 effective May 4, 2000.
<P>
When a customer purchases the "Premium Plan" we begin the
following procedures:
<P>
     Identify appropriate key words or terms for the customer's web site. The Premium Plan allows for 6 terms and up to 6 additional terms may be purchased for $150 each.  Sale of additional terms to
     customers purchasing the Premium Plan accounted for
     2.5% of revenues during the 9 months ended July 31,
     2000.
<P>
     Identify the unique characteristics and patterns associated with each search engine's robot and indexing practices.
<P>
     Create a customer web page for each term for each
     search engine (usually 4 or 5 pages are needed for
     each term).  Each contract will require a creation
     of approximately 120 - 300 pages.  The pages
     actually consist of sets of about 20 pages per
     search engine.
<P>
     The created web pages are then moved to the
     customer's web site or server.
<P>
     We verify the placement of the web pages. We submit them to each search engine. Due to search engines' different operating procedures, this process can takes about 30 working days.
<P>
     Approximately 4 weeks after we have completed the submissions, preliminary results will be noticed.
     In most cases 60 days after the pages are placed on
     the server the customer will be able to check the results at the customer's section of our web.
<P>
As part of the Premium Plan, we will continue to monitor and furnish "Visibility Reports" for each customer for up to 6 months. The reports are compiled every 7 to 10 working days and are electronically mailed to each customer. The results are also available on our web site.
<P>
We commit to the following for our Premium Plan:
<P>
- We will secure for our customer no less than 10 placements somewhere within the top 20 positions somewhere across the top search engines. We engines we target consisting of the following:
      Yahoo, Excite, Infoseek, HotBot, Lycos, iWon, Snap,
      AOL Netfind, LookSmart, AltaVista, Google, Northern Light, Magellan, All The Web, Open Directory
      Project, Netscape, Web Crawler, Direct Hit, MSN and
      PC Beacon.
<P>
-     The listings may appear on any single search
      engine, all the search engines or spread across any number of the search engines listed above.
<P>
-     The placements will consist of existing pages on
      your site as well as the new pages we make for our
      customers.
<P>
      Over the last 12 months our customers have averaged more than 50 placements in the top 20 positions across the top search engines. However, we do not guarantee this to our customers.
<P>
-     We do not guarantee traffic to a customer's web
      site.  That is a function of demand for the product
      or service. The customer's commitment is only for placements of their URL(s) in the search engine indices.
<P>
      In the event of our failure to meet our commitment within 90 days from the date of the last submissions were made to the search engines, Top-10 Promotions will repeat the service at no charge.
<P>
Our sales efforts rely primarily upon our proprietary software programs to generate sales leads which are then followed up with e-mail and telemarketing efforts. Due to the increasing number of web sites indexed by the key search engines and changes in the way these sites are indexed by the search engines, the visibility of the web sites which we have enhanced tends to decline over time. We re-solicit prior customers periodically and offer them the opportunity to renew their web site visibility. The renewal process is the same as described above and with the same guarantee.
The renewal price is $747.50 and an additional $150 for each key word or phrase over six. Renewals accounted for 1.4% of our revenues in the first nine months of fiscal 1999, and for 3.4% of revenues in the first nine months of fiscal
2000. We expect renewals to become a somewhat larger percentage of total revenues as our customer base grows.
<P>
RTCHosting CORP
<P>
RTCHosting Corp ("RTCH") is our wholly owned subsidiary
which was formed in June 2000.
<P>
RTCH was formed to address a specific problem faced by many small to medium-sized businesses. The rapid growth in the use of the Internet for purchasing components, supplies and
services is changing the competitive environment.   The
obstacle keeping most small to medium-sized businesses from enjoying these savings-which are necessary for their long term survival-is the research and development costs of putting together an on line procurement system.
<P>
RTCH is in the final stages of completing development of an online procurement system (OPS). The first customer went online in late September 2000. The OPS is, in effect, an automated system which e-mails requests for quotes along with required delivery dates, terms, and delivery instructions (collectively, RFQ's) to selected suppliers. When a supplier responds with an offer, the other suppliers previously sent the same RFQ are informed of the price that they must beat and this process continues until the purchaser ends the auction and selects a supplier.
<P>
Key features of the system include:
<P>
     Automation of the competitive procurement system and elimination of unnecessary telephone and fax communications
<P>
     Capability to show RFQ's only to selected venders; venders cannot see the purchaser's whole shopping list
<P>
     Capability to limit authority of the various purchasing agents working for the purchaser
<P>
     Capability for use by purchasing agents at remote
locations
<P>
     Capability to show cost trends by item and by suppliers
over time
<P>
     Capability to vary limits by which bids must change
<P>
     Capability to provide individual personalized sites
from a secure server. This eliminates the ability of competitors to access purchasing activity which could provide significant competitive information.
<P>
     Capability to show productivity and effectiveness of individual purchasing agents
<P>
All of the software required to operate OPS has been developed or is being developed by us.
<P>
The web hosting services of the OPS will be supplied through a server located in Roanoke Rapids, North Carolina and two located in London, England but plans are underway to relocate the London servers to Rocky Mount, N.C.
<P>
Current plans call for the OPS to be offered free of all charges for a 90 day trial period. During the trial period RTCH personnel will contact the users to offer assistance and solve any problems that develop.  At the end of the
trial period, RTCH personnel will contact the users and
attempt to convert them to paying customers.    The charge
will be an initial payment of $6000 and subsequent monthly payments of $600 per month regardless of usage.
<P>
We believe that any organization can become a customer.
<P>
Initially, sales efforts will be undertaken primarily by David Smith who has begun to target local and regional business groups and associations in an attempt to develop master programs under which they would make RTCH available to all of their members who choose to participate. Under certain conditions, commissions might be paid to individual business or business groups, which are instrumental in aiding the marketing of RTCH.
<P>
After getting customers to accept a free trial, our
personnel will contact these persons to help them get
started on the system and follow up when the trial period is over to attempt to finalize the sale. Our preliminary plans call for paying a commission of $1000 per customer plus a continuing fee of $50 per month for each customer signed up. We currently have two full time employees of Roanoke Technology Corp. who are assigned to work as support personnel and sales closers. If business develops as anticipated, the number of employees doing this type of fulfillment work will increase.
<P>
RTCH is presently negotiating a contract with Roanoke Electric Cooperative, a member of a regional association of energy utility cooperatives. This contract would provide that Roanoke Electric Cooperative would publicize the availability of RTCH to its members and partners, provide RTCH with contact information for each of the members who might be interested in the service, and make efforts to assist RTCH in securing the member's participation in the program. However, no contract has yet been signed; there can be no assurance that any contract will be signed; if a contract is signed there can be no assurance that any revenues will result.
<P>
RTCH will conduct business as RFQ Hosting (RFQH). It is anticipated that billing and collecting will be fully automated by RAKE. Initially current RAKE personnel will handle the function, but it is anticipated that one to two additional people may required as volume builds.
<P>
Currently 6 customerS have agreed to test the RFQ system. This customer is expected to send out its first request for quotes in late September. The company has not yet derived any revenues from RTCH and, due to the 90 day free trial period, no significant revenues will be generated until at least some time after the end of calendar year 2000, if ever.
<P>
RFQH competes with traditional personnel-intensive
telephone, mail, and fax communications-based purchasing operations and newer business to business Internet communication systems. While most of the known business to business Internet based purchasing systems are still relatively new and in the development stage, some are funded by organizations with significantly greater financial and personnel resources than our company.
<P>
TRADEMARKS
<P>
Trademark applications have been filed with the United
States Patent and Trademark Office for the names "Top 10 and Design," "PC Beacon" "RTCHosting and Design" and "RFQHosting."
<P>
PERSONNEL
<P>
We currently employ 28 full time employees. They fall into 4 different categories: 3 management, 10 sales, 4 programmers, and 11 support personnel. Sales personnel are compensated on a base pay plus commission basis.
<P>
We expect to continue to add salespersons.
<P>
COMPETITION
<P>
There are numerous Internet promotion companies that promote web sites. They all use one of three distinctly different methodologies for promoting their customer's web sites. The vast majority simply submit the URL of the customer's "Home Page" to hundreds of search engines. This is the least effective way because this method has the following built-in problems: (a) most of the search engines are search engines in name only, and are really directories. The user must know the name of the company to have any degree of success;
(b) over 82% of the search engine traffic is driven by the most popular search engines. This renders the vast majority of the others very ineffective; (c) this method can not work successfully because it is almost impossible to make a web page appeal to more than 1 or 2 search engines. Each search engine employs different indexing practices. To date, the only successful method of obtaining consistent rankings in the search engines is to make pages for each "keyword phrase" for each engine.
<P>
The second method of promoting a site in the search engines is to purchase positions within the indices or to purchase advertising space on the site in the form of banner advertisements. The cost of this method is extremely expensive and not practical for most small business owners.
<P>
The third way is to prepare pages for each "keyword phrase" for each search engine. We utilize this method. We have no knowledge of any other company that has the ability to effectively track what characteristics appeal to the major search engines and to make pages based on those characteristics.
<P>
The following are the only web sites that we have found that can be deemed to compete with us: WebPosition Gold; SubmitIt!; Did-it.com.:
<P>
WebPosition Gold states that for $349 it will provide the following services: generate HTML pages designed to rank near the top of the search results; analyze your existing
Web pages and give advice on how to improve them; provide a simple, built-in HTML editor for fast and easy changes; assist in uploading your new and changed pages;
automatically submit your pages to the major search engines; report your position on each search engine for each keyword you are targeting; and track the number of visitors to your site, where they came from and what keywords they used to find you.
<P>
SubmitIt! States that for $19.99 per month it will provide the following: submit 10 web addresses per month to top 400 search engines; check the search engine for 10 web addresses per month; advertise with 5,000 banner ads per month; and keep in touch with customers by sending 5,000 e-mails per month.
<P>
Did-it.com states that for $399 plus $.29 per click-through it will boost site rankings for the major search engines using up to 100 keywords or particular search phrases chosen by the customer for Alta Vista, AOL Search, Google, GoTo, Excite, HotBot, Infoseek, iWon, Yahoo Web, Lycos, MSN.com, SNAP and Webcrawler. It guarantees that the customer will receive additional search engine traffic exclusively due to its efforts as a result of increased search engine position for a link that leads to your site.
<P>
The market for a worldwide on-line commerce web site is relatively new, quickly evolving and subject to rapid change. There are few substantial barriers to entry, and we expect to have additional competition from existing competitors and new entrants in the future. It is our belief, however, that we represent the leading edge of the
industry.
<P>
GENERAL BUSINESS CONDITIONS
<P>
There is no apparent seasonality in the company's business but weekly or monthly sales volume can be impacted by holidays and popular vacation periods which impair the ability of our telemarketers to reach potential customers. Our business is not dependent upon any single customer or type of business. Since we have no subcontractors, we are not dependent upon an outside sales force. All work is performed in house. This includes the creation and development of our software.
<P>
CUSTOMERS
<P>
Our potential market or customer base consists of every business-oriented web site in the world. As of September 2000 there were approximately 17.5 million ".com" and 3.0 million ".net" web sites contained in the zone files for ICANN (The Internet Corporation for Assigned Names and Numbers). Net new registrations for Network Solutions' registrar services, or NSI registrar, during the year ended December 31, 1999 were 5,037,000 as compared to 1,911,000 during the year ended December 31, 1998, an increase of
164%.  Due in part to the addition of nearly 40
international partners, 1,543,000, or 31%, of net new registrations were international registrations for the year ended December 31, 1999. This is an increase in international registrations of 190% over the 532,000 net new registrations for the year ended December 31, 1998. Non-NSI registrars registered an additional 890,000 names through such registry services, bringing the total net new registrations for the year ended December 31, 1999 in .com,
 .net and .org top level domains to 5,927,000. Growth in net registrations continues to be driven by the widespread use and adoption by businesses of the Internet and intranets on a global basis. Cumulative net registrations for the NSI registrar as of December 31, 1998 were 3,362,000 as compared to 8,055,000 as of December 31, 1999, for a 140% increase.
<P>
Our largest single customer accounts for less than two percent of our total revenues and no particular industry accounts for more than two percent of our revenues.
<P>
The following is a partial list of what types of businesses
a few of our customers are involved with:       <P>
_     Real Estate
_     Insurance
_     Telephone Equipment
_     Auto Supplies
_     Plastic Surgeon
_     Print Media
_     Financial Advisory
_     Pet Supplies
_     Police Supplies
_     e-commerce
_     Pump Sprayers
_     Farm Equipment
_     Printing Supplies
_     Recycling
_     Clothing
_     Autoclave Equipment
_     Industrial Equipment Supplier
_     Material Manufacturers
_     Material Brokers
_     Business Consultants
_     Time Management Consultants
_     Advertising Agency
_     Personnel Placement Agency
_     Pilot Supplies
_     Medical Supplies
_     Pool Supplies
_     Golf Equipment
_     Travel Agency
_     Recreation Equipment
<P>
MATERIAL PROGRAMMING COSTS
<P>
We incur programming costs to maintain and improve the computer programs used internally in the conduct of our business. Most of this work has been undertaken by salaried personnel.
<P>

Material programming costs are:
        9 Months Ending  Year Ending     Year Ending
        July 31, 2000    Oct. 31, 1998   Oct. 31, 1999
Total     $90,194           $35,612         $52,729

<P>
RESEARCH AND DEVELOPMENT EXPENSES
<P>
Research and development costs are considered a continual process and are expenses when incurred. When the Company can associate specific costs to a computer software product that has technological feasibility and research and development activities have been completed, the Company will capitalize those costs as an asset.
<P>
LEGAL PROCEEDINGS
<P>
We are a party to the following legal proceedings:
<P>
(1) Craig (Plaintiff) v. Top-10 Promotions, Inc., Glenn Canady and Kelly Allen (collectively, the Defendants); Sonoma County Superior (Limited Civil), California, Case No. 163579 filed on June 21, 2000. Plaintiff, Gary Craig, operates a web site which dispenses information about a therapeutic technique and offers instructional material for a fee. Plaintiff purchased our product known as "Premium Service" in order to secure at least 10 placements for his web site URL within the top 20 positions somewhere across the Internet's top search engines. The product performed as expected. However, in working with his web site, plaintiff caused his site specific search engine to become unusable. Despite this fact, Plaintiff filed suit claiming that it was not his own actions, but rather defendants "Premium Service" which caused his site to become unusable. Plaintiff seeks $16,295 plus punitive damages, interest, attorneys fees and costs. Although we are disclosing this lawsuit, we do not deem it to be material.
(2) Oyster Software, Inc. (Plaintiff) v. Roanoke Technology Corp. (Defendant and Cross-Defendant), Forms Processing, Inc. (Defendant) and Barry Matz (Defendant); United States District Court, Northern District of California, Case No. C000724 filed on March 1, 2000. Plaintiff, Oyster Software, Inc. claims trademark and copyright infringement, misappropriation and unfair competition based on the placement of its trademarks and copyrighted material into HTML web pages utilized by defendant Forms Processing, Inc.
(FPI). FPI claims that it had no knowledge of this fact and that the web pages were created for it by Roanoke Technology Corp. as part of the purchase of the product known as "Premium Service." We deny placing the allegedly infringing material into FPI's web pages. Plaintiff's complaint seeks declaratory relief, an injunction, an accounting, damages in excess of $1,600,000 and an award of attorneys fees and costs. Through its cross-complaint, FPI seeks declaratory relief and indemnity.
<P>
MANAGEMENT
<P>
DIRECTORS AND EXECUTIVE OFFICERS
<P>
Our executive officers and directors and their ages as of October 18, 2000 are as follows:

Name                    Age     Position
David L. Smith, Jr.     44      Chief Executive Officer, President and Director
Glenn L. Canady         36      Vice President-Operations, Director
Edwin E. Foster, Jr.    51      Secretary and Director

<P>
Each of our directors will hold office until the next annual meeting of our stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Each officer serves at the discretion of our Board of Directors.
<P>
David L. Smith, Jr. was born and raised in Durham, North Carolina. He attended East Carolina University from 1973 to 1976 where he majored in business with a minor in physical education. He received an athletic scholarship in wrestling to East Carolina University and left school prior to obtaining his college degree to train for the 1976 Summer Olympics. From 1992 through 1995, David was the sole owner of a company called DJ Distributors, a sole proprietorship based in Roanoke Rapids, North Carolina. This company was a direct sales organization involved in reselling vacuum cleaners. In 1995, DJ Distributors was no longer involved in direct sales. David used this company to start an Internet business developing web sites for companies. In October of 1997, David formed Top 10 Promotions, Inc., a Virginia corporation to continue the business of DJ Distributors. Effective May 28, 1998, we acquired all the shares of Top 10 Promotions, Inc. (which became our wholly owned subsidiary) and appointed David our President, Chief Executive Officer and one of our directors.
<P>
Glenn L. Canady began working for us as Vice President on March 1, 1999. In 1986, he received his Bachelor of Science Degree in Mechanical Engineering from Louisiana Tech University. In 1987, he received a Masters in Mechanical Engineering from Georgia Tech University. He started his professional career in 1988 as an Engineer with General Dynamics in Fort Worth, Texas. His responsibilities included system integration and design support for several secret military aircraft using sophisticated CAD/CAM systems. He was promoted to Senior Engineer in 1989 during his work on the computerized mock-up of the A-12 prototype bomber for the United States Navy. In 1992, Glenn formed and was the owner of a company called Ultragrafix Unlimited Inc. based in Arlington, Texas. Ultragrafix developed, manufactured and marketed a series of prints, software, and books using computer designed random dot stereograms. In 1996, Ultragrafix was acquired by a company, Global Tech 2000, based in Arlington, Texas. Global Tech 2000 marketed products and services on the Internet. In 1998, Global Tech 2000 started selling web site promotions for us and quickly became our number one reseller. Glenn resigned his position as President of Global Tech 2000 in February 1999.
<P>
Edwin E. Foster, Jr. began working for us as Secretary in June 1999. In 1970, he received a Bachelor of Science Degree in Biology from Syracuse University. In 1971, he graduated from the Simmons School of Funeral Service in Syracuse, New York. For the next 10 years, he worked in the funeral services industry. In 1980, he started working in a placement service firm in the Wall Street area of New York City. Thereafter, he formed a personnel services company with 3 other shareholders under the name FMD&J, Inc. He worked for this company for approximately 8 years. In 1990, he took a position in a pharmaceutical research consulting firm called NJC Enterprises, Ltd. In 1993, the company moved to Research Triangle Park in North Carolina. He was in charge of the entire company relocation including, but not limited to, office site selection, equipment purchasing, move and set up, staffing and computer network establishment. In 1995, he became the Vice President of Administration and Finance. Ed retired from the company in 1997 and continued his retirement until he assumed his duties with Roanoke Technology Corp. in June, 1999.
<P>
COMMITTEES OF THE BOARD
<P>
We presently do not have any committees.
<P>
EXECUTIVE COMPENSATION
<P>
    The following table sets forth the annual and long-term compensation for services in all capabilities to the Company.

Name & Position            Year     Salary     Bonus Other   Annual        Long Term
                                                             Compensation  Compensation
<P>
David L. Smith Jr. (5)     2000     $150,000      -0-           (1)          -0-
President and Director
                           1999     $120,000      -0-           (1)          -0-
<P>
Glenn Canady               2000     $120,000      -0-           -0-          -0-
Vice President and
 Director                  1999     $ 53,077     (2)(3)      $1,000          -0-
<P>
Edwin Foster, Jr.(4)(5)    2000     $ 72,020      -0-           -0-          -0-
Secretary and
 Director                  1999     $ 18,000      -0-           -0-          -0-
<P>

<P>
In fiscal 1999, David received 750,000 of our restricted shares due to the fact that we exceeded $200,000 in revenues for the first 3 month period of 1999 and 100,00 of our restricted shares due to the Company surpassing $1,000,000in gross revenues for such fiscal year pursuant to the terms of his employment agreement. Such shares received by him would normally be valued at the trading price at the time he received the shares ($1.75) in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees." However, this standard considers the discounting of stock when such stock is restricted; the company's stock was thinly traded and the number of shares to be traded on the market (750,000) would greatly devalue the stock. Therefore, the method used was as follows: Initial price of $1.75; discounted 10% in lieu of the 2 year restriction. Based on this, the value is $1,181,250.
<P>
In addition, David Smith received 100,000 shares of restricted common stock. The trading price was $9.00 per share discounted by 10% for a total value of $180,000.
<P>
Since the beginning of fiscal 2000, David has received 1,500,000 of our restricted shares pursuant to his execution of a new 3 year employment agreement with us in August 2000. Such shares received by him would normally be valued at the trading price at the time he received the shares ($0.25) in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees." However, this standard considers the discounting of stock when such stock is restricted; our stock was thinly traded and the number of shares to be traded on the market (1,500,000) would greatly devalue the stock. Therefore, the method used was as follows: Initial price of $0.25; discounted 10% in lieu of the restriction. Based on this, the value is $337,500.
<P>
(2) Glenn's salary was based on $60,000 per year until June 3, 1999. He commenced employment during fiscal year 1999. Increased to $80,000 per year as of June 4, 1999. Further increased to $100,000 per year as of August 27, 1999. On June 30, 2000 his salary was adjusted per his employment agreement to $120,000 as we had revenues of $2,000,000 over the preceding 12 month period. Glenn also received sales commissions of $29,027.63 in 1999 and $9862.50 in 2000. He is no longer eligible to receive sales commission compensation. He received $1000 in fees in 1999 for writing two articles.
<P>
(3) Glenn's employment agreement provides for the option of purchasing 200,000 shares of common stock at $1.00 per share as follows: The option shall accrue in equal annual increments for each 12 months of service over the next 4 years from the agreement dated March 1, 1999. Each annual increment shall relate to 50,000 shares. All shares are restricted for a 1 year period from when we issue the shares to Glenn. Thereafter, the shares can be sold in accordance with Rule 144 of the 1933 Securities Act.
<P>
(4) Ed's salary was based on $52,000 per year for fiscal year 1999. Effective December 1, 1999, Ed's salary was increased to $72,020 per year. Effective October 1, 2000, Ed's salary was increased to $82,160 per year. In January 2000, Ed entered into a Stock Option Agreement with the Company whereby he was granted options to purchase 100,000 shares of the Company's common stock at an exercise price of $1.00 each. To date he has not exercised any such options.
<P>
(5) The Company made loans to Ed during May and June 2000 totaling $22,932. The loans accrue interest at the rate of 7.5% per annum and all accrued interest and principal are payable in full on or before October 31, 2001.

<P>
Compensation of Directors
<P>
The Directors of our Company do not receive compensation for their services as directors but may be reimbursed for their reasonable expenses for attending Board meetings.
<P>
EMPLOYMENT AGREEMENTS
<P>
On August 22, 2000, we signed an amended employment agreement with our Chief Executive Officer and President, David L. Smith, Jr. This amended the employment agreement dated May 28, 1998. The term of the employment agreement is for 3 years ending in August 2003. The agreement is automatically renewed for additional 1 year periods with the mutual consent of David and us. During the renewal term, we may terminate the agreement upon 30 days prior written notice to David. The Agreement provides for the following:
(i) salary of $150,000 per annum; (ii) quarterly bonus of 30% of net income before income tax; and (iii) share bonuses annually, with the approval of the Board of Directors of up to 1% of the issued and outstanding shares of the Company determined as of the close of business on December 31. In addition, David received a signing bonus of 1,500,000 of our Common Shares.
<P>
On March 1, 1999, we signed an employment agreement with our Vice President-Operations, Glenn Canady. The term of the employment is for a 4 year period initially ending in February 2003. The agreement is automatically renewed for additional 1 year periods upon mutual consent of the parties. The Agreement provides for the following: initial salary of $60,000 per annum; as of June 1999, increased to $80,000 per annum; increased to $100,000 per annum if our annual gross revenues exceed $1,000,000; $120,000 per annum if our annual gross revenues exceed $2,000,000 per annum. The agreement provides that Glenn shall receive standard commissions and bonuses until his salary reaches $80,000 per annum, at which time Glenn is no longer entitled to standard commissions and bonuses. Glenn was granted stock options to purchase 200,000 shares of our common stock at $1.00 per share in increments of 50,000 shares per year of service to us. The shares are to be restricted for a 2 year period from the date of issuance. After Glenn exercises his options as set forth above, we shall loan Glenn the exercise price ($1.00 per share), which loan shall bear interest at the Applicable federal Rate at the time of such loan based on a 5 year term with interest only payable annually. In March 1999, Glenn signed a separate stock option agreement in accordance with the terms set forth above.
<P>
Edwin Foster, Jr. has no employment agreement with us. In January 2000, Ed signed a stock option agreement with us.
Ed was granted stock options to purchase 100,000 shares of our common stock over a 4 year period at $1.00 per share in increments of 25,000 shares per year commencing June 2000(after Ed had 1 year of service with us. The shares are to be restricted for a 2 year period from the date of issuance. After Glenn exercises his options as set forth above, we shall loan Glenn the exercise price ($1.00 per share), which loan shall bear interest at the Applicable federal Rate at the time of such loan based on a 5 year term with interest only payable annually.
<P>
STOCK OPTION PLAN
<P>
We have discussed implementing a stock option plan after the end of fiscal year 2000 on October 31, 2000. The Plan, if established, will be administered by a Compensation Committee determined by our Board of Directors or our Board of Directors, which will determine among other things, those individuals who shall receive options, the time period during which the options may be partially or fully exercised, the number of Common Shares issuable upon the exercise of the options and the option exercise price.
<P>
The Plan, if established, will provide for Options to be granted to our officers, directors, consultants, key employees, advisors and similar parties who provide their skills and expertise to us. The Plan will be designed to enable management to attract and retain qualified and competent directors, employees, consultants and independent contractors.
<P>
Notwithstanding the above, we have executed stock option agreements with our employees (including our officers and directors) and a consultant for an aggregate of 630,000 shares of our common stock as follows: Glenn Canady - 200,000 shares (see above); Edwin Foster, Jr. - 100,000 shares (see above); Ryan Brown - 200,000 shares; Michael Cohen - 40,000 shares; Ben Kram -40,000 shares; Andrew Neil
- 40,000 shares and Louis E. Hannen (consultant) - 10,000
shares.
<P>
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
<P>
On December 11, 1997, James Lee, our founder, received 1,500,000 shares for forming the Company. On October 1, 1998, Mr. Lee received an additional 1,175,000 shares as compensation for services rendered. As founder of the Company, Mr. Lee is deemed to be a promoter. At no time, did we acquire any assets from Mr. Lee.
<P>
On May 28, 1998, we undertook a Stock Purchase Agreement and Share Exchange ("Stock Agreement") with Top 10 Promotions, Inc. ("Top 10"), a Virginia Corporation. The sole shareholder of Top 10 was David L. Smith, Jr., our Chief
Executive Officer and Director.   In exchange for David
tendering his Top 10 shares to us, he received 500,000 of
our "restricted" shares valued at $19,500.   Top 10 merged
into us and received funds from us of $50,000 at closing and $17,500 per month for an eleven month period commencing ninety (90) days after the closing date of May 28, 1998.
The funding for these amounts was derived from (1) the operating account of the Company at the time (the Company was known as Suffield Technologies Corp. at such time) of acquisition in May 1998. Prior to May 1998 the Company had undertaken 2 Regulation D, Rule 504 offerings and raised an aggregate of $70,000; (2) the October 1998 Regulation D, Rule 504 offering (see Item 10 - Recent Sales of Unregistered Securities). In addition, based on the Stock Agreement, we established an office and qualified to do business, in North Carolina. David Smith operates such office and filed to do business as "Top-10 Promotions" in the North Carolina county in which we now operate.
<P>
As listed herein in Item 26, Recent Sales of Unregistered Securities, we completed the Asset Agreement with Offshore. Our legal counsel, Richard I. Anslow represented both Offshore and the Company in the Asset Agreement. Offshore and the Company signed waivers of such conflict of interest so that Mr. Anslow could represent both parties. Mr. Anslow received an additional 22,500 of our shares based on the Asset Agreement since he previously held 25,000 shares of Offshore prior to the Asset Agreement.
<P>
The Company made loans to Ed during May and June 2000 totaling $22,932. The loans accrue interest at the rate of 7.5% per annum and all accrued interest and principal are payable in full on or before October 31, 2001.
<P>
LIMITATIONS ON PERSONAL LIABILITY OF DIRECTORS AND OFFICERS
<P>
Under Florida law, a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act unless (i) the director breached or failed to perform his duties as a director, and (ii) a director's breach of, or failure to perform, those duties constitutes (1) a violation of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (2) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (3) a circumstance under which an unlawful distribution is made; (4) in a proceeding by or in the right of the corporation or in a proceeding in which the corporation procures a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation or willful misconduct; or (5) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. A corporation may purchase and maintain insurance on behalf of any director or officer against any liability asserted against him and incurred by him in his capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify under Florida law.
<P>
Our Bylaws limit, to the maximum extent permitted by Florida law, the personal liability of our directors and officers for monetary damages for breach of their fiduciary duties as directors and officers. Our Bylaws provide further we shall indemnify to the fullest extent permitted by Florida law any person made a party to any action or proceeding by reason of the fact that such person was our director, officer, employee or agent. Our Bylaws also provide that our directors and officers who are entitled to indemnification shall be paid their expenses incurred in connection with any action, suit or proceeding in which such director or officer is made a party by virtue of his being our officer or director to the maximum extent permitted by Florida law.
<P>
PRINCIPAL SHAREHOLDERS
<P>
The following table sets forth, as of October 13, 2000, certain information with respect to (i) those persons or groups known to us to be the beneficial owners of more than five percent of our common stock, (ii) each of our directors, (iii) each of our executive officers and (iv) all of our directors and executive officers as a group. The stockholders listed in the table have sole voting and investment power with respect to our common stock owned by each of them. As of October 13, 2000 (assuming sale of the maximum shares being registered hereunder), there are 14,855,183 shares of our Common Stock issued and outstanding.

                            Number of Shares          Percent of Common
                            Beneficially Owned        Stock Outstanding
Name of Beneficial Owner
-------------------------------------------------------------------------
David L. Smith, Jr.             6,853,732(1)              46.14%
Glenn Canady                       20,000(1)                 *%
Edwin E. Foster, Jr                   500(2)                 *%
<P>
All executive officers and      6,874,232                  46.27%
directors as a group (3 persons)
<P>
*Less than 1%.

<P>
(1) David acquired his shares as follows: 500,000 on May 28, 1998 in accordance with the acquisition of Top-10 Promotions, Inc. David was the sole shareholder of Top-10; 2,000,000 on October 1, 1998 as compensation for services rendered; 750,000 on November 1, 1998 as compensation for services rendered per agreement with us; 2,650,000 on May 11, 1999 based on a purchase of shares from James Lee, the founder of our Company; 100,000 on September 2, 1999 as compensation for services rendered per agreement with us; and 1,500,000 on August 22, 2000 as compensation for services rendered per David agreeing to sign an amended employment agreement. Subsequently on June 18, 1999, in a private transaction, David transferred 15,000 shares to Glenn at a price of $1.00 per share; on August 5, 1999, in private transactions, David transferred the following additional shares: (i) 5,000 shares to Glenn at a price of $1.00 per share; (ii) 15,000 shares to Mark Canady (Glenn's brother) and one of our employees at a price of $1.00 per share; and 11,268 shares to Davin McAteer, one of our employees at a price of $4.25 per share.
<P>
The persons named in the table have sole voting and investment power with respect to all shares of Common Stock.
<P>
Edwin Foster, Jr. purchased his shares on the open market.
<P>
The addresses for the above individuals is c/o Roanoke Technology Corp., 539 Becker Drive, Roanoke Rapids, NC 27870.
<P>
DESCRIPTION OF SECURITIES
<P>
    The following summary description of the Securities is qualified in its entirety by reference to our Certificate of Incorporation, as amended, and its By-laws, copies of which have been filed as Exhibits to the Registration Statement of which this Prospectus is a part.
<P>
Our authorized capital stock is 50,000,000 shares of Common Stock, par value $0.0001 per share and 10,000,000 shares of preferred Stock, par value $.0001 per share. As of October 13, 2000, we had issued 14,855,183 of our shares of Common Stock and none of our Preferred Stock.
<P>
The following brief description of our common stock does not purport to be complete and is subject in all respects to Florida law and to the provisions of our Articles of Incorporation, as amended (the "Articles") and our Bylaws, copies of which have been filed as exhibits to this registration statement.
<P>
Each share of our common stock entitles the holder to one
(1) vote on all matters submitted to a vote of the stockholders. Our common stock does not have cumulative voting rights, which means that the holders of a majority of the outstanding shares of our common stock voting for the election of directors can elect all members of the Board of Directors. A majority vote is also sufficient for other actions that require the vote or concurrence of stockholders except in cases in which more than a simple majority is required by law. Holders of our common stock are entitled to receive dividends, when, as and if declared by the Board of Directors, in its discretion, from funds legally available therefore. Holders of shares of our common stock are entitled to share, on a ratable basis, such dividends as may be declared by the Board of Directors out of funds, legally available therefor. Upon our liquidation, dissolution or winding up, after payment to creditors, the holders of our common stock are entitled to share ratably in the assets of the Company, if any, legally available of distribution to our common stockholders. Our Bylaws require that only a majority of the issued and outstanding shares of our common stock need be represented to constitute a quorum and to transact business at a stockholders' meeting.
<P>
Our common stock has no preemptive rights or no subscription, redemption or conversion privileges. All of the outstanding shares of our common stock are fully paid and non assessable.
<P>
Our Board of Directors has total discretion as to the issuance and the determination of the rights and privileges of any shares of our common stock which may be issued in the future, which rights and privileges may be detrimental to the rights and privileges of the holders of our existing shares of our common stock now issued and outstanding.
<P>
SHARES ELIGIBLE FOR FUTURE SALE
<P>
     All Shares of common stock will be immediately tradable without restriction or further registration under the Securities Act. The outstanding Shares of common stock include 6,873,732 Shares of common stock (shares of David L. Smith, Jr. and Glenn Canady) outstanding deemed to be "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act, in that such Shares were purchased or acquired by such stockholders of the Company in transactions not involving a public offering, and, as such, may only be sold pursuant to a registration statement under the Securities Act, in compliance with the exemption provisions of Rule 144, or pursuant to another exemption under the Securities Act. Substantially all of such restricted Shares of common stock are eligible for sale under Rule 144, subject to the volume limitations prescribed by the Rule. The outstanding shares also include 1,211,268 shares of Common Stock held by the Selling Security Holders. Such shares have been registered for resale pursuant to the registration statement to which this prospectus is a part.
<P>
     In general, under Rule 144 as currently in effect, a shareholder, including an affiliate of the Company, may sell shares of Common Stock after at least one year has elapsed since such shares were acquired from the Company or an affiliate of the Company. The number of shares of Common Stock which may be sold within any three-month period is limited to the greater of one percent of the then outstanding Common Stock or the average weekly trading volume in the Common Stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a shareholder who is not an affiliate of the Company (and who has not been an affiliate of the Company for 90 days prior to the sale) and who has beneficially owned shares acquired from the Company or an affiliate of the Company for over two years may resell the shares of Common Stock without compliance with the foregoing requirements under Rule 144.
<P>
    No predictions can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price of the Common Stock prevailing from time to time. Nevertheless, sales of substantial amounts of Common Stock, or the perception that such sales may occur, could have a material adverse effect on prevailing market prices and could impair our ability to raise capital through the sale of its equity securities.
<P>
TRANSFER AGENT AND REGISTRAR
<P>
     The transfer agent and registrar for our common stock is Interwest Transfer Co., Inc., Salt Lake City, Utah.
<P>
SELLING SECURITY HOLDER
<P>
The Selling Security Holders are: (1) Thomas McClellan, 1,200,000 Common Shares. 600,000 shares are presently owned by Mr. McClellan pursuant to an agreement with David L. Smith, Jr. whereby he paid David $.25 per share; 600,000 shares are presently owned by David and will be transferred from David to Mr. McClellan upon Mr. McClellan paying David consideration of $.25 per share. Such consideration for the additional 600,000 shares must be paid to David by no later than November 7, 2000. If consideration is not paid for all or a part of such 600,000 shares, such shares shall not be deemed registered hereunder and shall be retained by David;
(2) Davin McAteer, 11,268 Common Shares. Mr. McAteer received his shares from David L. Smith, Jr. in August 1999. Mr. McAteer compensated Mr. Smith $4.25 per share. (3) Mark Canady purchased from David Smith 15,000 shares on August 5, 1999 for $1.00 per share; and (4) Richard I. Anslow, our legal counsel, 66,000 Common Shares. 25,000 of the Selling Security Holder Shares were issued to Mr. Anslow as compensation for services rendered in connection with this Offering. 22,500 shares were received by Mr. Anslow when we completed the Asset Agreement with Offshore since Mr. Anslow was a shareholder of offshore; 18,500 shares were previously issued to Mr. Anslow for services rendered (Mr. Anslow received 25,000 shares for such services rendered and previously sold 6,500 of such shares in accordance with Rule 144 of the 1933 Securities Act). We will not receive any proceeds from sales of the Selling Security Holder Shares.
<P>
LEGAL MATTERS
<P>
The validity of our Common Shares offered hereby will be passed upon for us by Richard I. Anslow & Associates, Freehold, New Jersey 07728. Richard I. Anslow, the principal of Richard I. Anslow & Associates owns 66,000 Shares of our Common Stock, of which all 66,000 shares are being registered hereby.
<P>
EXPERTS
<P>
Our reviewed balance sheet as at July 31, 2000, and the related Statement of Operations and Statement of Cash Flows of James P. Gately, CPA, independent certified public accountants, have been included herein. In addition, our audited balance sheets as at October 31, 1999 and October 31, 1998, and the related Statements of Operations, Statements of Stockholders' Equity and Statements of Cash Flows have been included herein and in the Registration Statement in reliance upon the report, appearing elsewhere herein, of James P. Gately, CPA, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.
<P>
ADDITIONAL INFORMATION
<P>
We have filed with the Commission a Registration Statement under the Act with respect to our Common Shares offered hereby. This Prospectus omits certain information contained in the Registration Statement and the exhibits thereto, and references are made to the Registration Statement and the exhibits thereto for further information with respect our Company and the Common Shares offered hereby. Statements contained herein concerning the provisions of any documents are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. The Registration Statement, including exhibits and schedules filed therewith, may be inspected without charge at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained from the Public Reference Section of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and its public reference facilities in New York, New York and Chicago, Illinois upon payment of the prescribed fees. Electronic registration statements (as well as proxy reports and other information when filed) filed through the Electronic Data Gathering, Analysis, and Retrieval System are publicly available through the Commission's Website (http://www.sec.gov). At the date hereof, we are not a reporting company under the Exchange Act.

                     ROANOKE TECHNOLOGY CORPORATION
                            BALANCE SHEETS
              As of July 31, 2000 and October 31, 1999
                                ASSETS
                                   July 31,                October 31,
                                      2000                       1999
                                -----------                -----------
CURRENT ASSETS
  Cash                        $    36,645    $              77,904
  Accounts receivable              24,276                        0
  Employee advance                    990                        0
                                -----------               -----------
     Total Current Assets          61,911                   77,904
<P>
PROPERTY AND EQUIPMENT
<P>
   Equipment and leasehold
   improvements                   254,900                  164,498
   Less: accumulated depreciation  51,625                   21,490
                                 -----------               -----------
<P>
    Total Property and Equipment  203,275                  143,008
<P>
OTHER ASSETS
<P>
   Organization costs               1,000                   1,000
   Goodwill                        19,614                  19,614
   Software                       313,000                 313,000
   Less: Accumulated amortization 153,628                  70,353
                                 -----------               ----------
   Net intangibles                179,986                 263,261
   Deposits                         1,500                   1,500
   Stockholder Loan                22,932                       0
                                 ------------               ---------
      Total Other Assets          204,418                 264,761
<P>
           TOTAL ASSETS         $ 469,604               $ 485,673
                                ============              ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
<P>
   Accounts payable and
   accrued expenses             $   90,335                $  37,415
   Current maturity of
   long-term debt                    7,140                    6,760
                                  -----------                 ------------
      Total current liabilities     97,475                   44,175
<P>
LONG TERM LIABILITIES
<P>
   Long term debt                    15,221                   22,548
   Less: current portion              7,140                    6,760
                                -----------                 ------------
     Total long term liabilities      8,081                   15,788
<P>
Deferred Revenue                          0                   44,025
                                -----------                 ------------
       TOTAL LIABILITIES            105,556                  103,988
<P>
STOCKHOLDERS' EQUITY
--------------------
<P>
STOCKHOLDERS' EQUITY
<P>
   Common stock - $.0001 par value;
    50,000,000 shares authorized;
    11,330,183 issued
    and outstanding                   1,133                     1,133
   Additional paid-in capital     3,372,501                 3,372,501
   Retained earnings             (3,009,586)               (2,991,949)
                                -----------              ------------
       TOTAL STOCKHOLDERS' EQUITY   364,048                   381,685
                                -----------              ------------
<P>
       TOTAL LIABILITIES AND EQUITY$469,604              $    485,673
                               =============             =============

<P>

                       ROANOKE TECHNOLOGY CORPORATION
                          STATEMENTS OF OPERATIONS
                                     Three Months               Nine Months
                                     Ended July 31             Ended July 31
                                    2000      1999           2000          1999
                                   -------  --------        -------      -------
REVENUE
  Sales                           $421,248   421,322      1,557,133      873,772
  Cost of sales                    250,611   265,215        800,244      557,436
                                   -------  --------        -------      -------
GROSS PROFIT                       170,637   156,107        756,889      316,336
<P>
GENERAL & ADMINISTRATIVE EXPENSES
   Advertising                         280     6,385          1,848       10,463
   Auto                                457     2,574          2,274        2,574
   Bank charges                        248        68            631          264
   Depreciation and amortization    38,757    27,450        113,410       60,213
   Dues and subscriptions            1,145       420          1,825        1,777
   Legal and accounting             13,015    32,542         60,343       79,603
   Maintenance and repairs             372     6,358          1,132        7,794
   Marketing                        23,898         0        104,179            0
   Meals and entertainment           1,937       118          3,120        4,154
   Office and occupancy expense     91,328    38,440        287,784       61,112
   Rent                             11,959    13,650         32,772       27,400
   Officers salaries                64,800    70,200        210,200    1,288,417
   Telephone                        12,926     8,142         54,796       16,300
   Travel                            2,091         0          9,479        7,363
                                   -------  --------       --------     --------
   Total                           263,213   206,347        883,793    1,567,434
                                   -------  --------       --------     --------
INCOME (LOSS) FROM OPERATION       (92,576)  (50,240)      (126,904)  (1,251,098)
<P>
OTHER INCOME AND (EXPENSE)
<P>
   Interest - net                      176     (661)          1,268      (2,270)
   Gain on sale of stock                 0        0         108,000           0
                                   -------  --------       --------    --------
   Total                               176     (661)        109,268      (2,270)
                                   -------  --------       --------    --------
<P>
NET INCOME (LOSS)              $   (92,400)$ (50,901)     $ (17,636)$(1,253,368)
                                  ========  ========       ========    ========
<P>
NET EARNINGS PER SHARE
   Basic and Diluted
      Net loss per share         Less than(.01)           Less than (.01)
<P>
Basic and Diluted Weighted Average
Number of Common Shares Outstanding  11,330,183                8,103,721
<P>

<P>

                           ROANOKE TECHNOLOGY CORPORATION
                         STATEMENT OF STOCKHOLDER'S EQUITY
                               As of July 31, 2000
<P>
                                                       ADDITIONAL
                                    COMMON STOCK       PAID
                                 SHARES     AMOUNT     CAPITAL       DEFICIT      TOTAL
                          ----------------------------------------------------------------
Issuance for services          1,525,000     $  153    $  59,323 $          0 $   59,476
Acquisition                      500,000         50       19,450                  19,500
First offering                   800,000         80       19,920                  20,000
Second offering                1,000,000        100       49,900                  50,000
Third offering                   880,000         88       87,912                  88,000
Stock compensation             3,175,000        318      123,507                 123,825
Net loss for the year                                                (305,545)  (305,545)
                          ----------------------------------------------------------------
Balance at October 31, 1998    7,880,000     $  788     $360,012 $   (305,545)$   55,256
<P>
Third offering                 1,349,572        135      354,635                 354,770
Issuance for consulting fees     250,000         25       24,975                  25,000
Officer Compensation             850,000         85    1,991,165               1,991,250
Asset acquisition                999,111         99      629,901                 630,000
Stock issued for services          1,500                  11,813                  11,813
Net loss for the year                                             (2,686,404) (2,686,404)
                           ---------------------------------------------------------------
Balance at October 31,1999     11,330,183     $1,133  $3,372,501 $(2,991,949) $  381,685
<P>
Net loss at July 31, 2000                                            (17,637)    (17,637)
<P>
Balance at July 31, 2000       11,330,183     $1,133  $3,372,501 $(3,009,586)  $ 364,048
                           ===============================================================

                       ROANOKE TECHNOLOGY CORPORATION
                          STATEMENTS OF CASH FLOWS
           For the Nine Months ending July 31, 2000 and 1999
<P>
                                                        2000                  1999
                                                     -----------           -----------
CASH FLOWS FROM OPERATING ACTIVITIES
<P>
   Net income (loss)                                $   (17,636)          $(1,253,368)
<P>
   Adjustments to reconcile net income to net cash
    provided by  (used in) operating activities:
<P>
   Depreciation and amortization                        113,410               60,213
   Stock issued for services                                  0            1,181,250
  (Increase) decrease in employee advance                  (990)                 500
  (Increase) decrease in accounts receivable            (24,276)                   0
   Increase (decrease) in payables & accrued expenses    52,920               41,777
   Increase (decrease) in deposits                            0               (1,500)
   Increase (decrease) in deferred revenue              (44,025)
                                                      ----------            -----------
      Total adjustments to net income                    97,039            1,281,740
                                                      ----------            -----------
<P>
   Net cash flows from operations                        79,403               28,372
<P>
CASH FLOWS FROM INVESTING ACTIVITIES
<P>
   Cash paid on officers loan                           (22,932)             (62,324)
   Capital expenditures on equipment                    (90,401)             (92,068)
                                                      -----------           -----------
   Net cash flows from investing                       (113,333)            (154,392)
                                                      -----------           -----------
<P>
CASH FLOWS FROM FINANCING ACTIVITIES
<p>
   Cash received - stock                                      0              258,760
   Payments on notes                                     (7,329)              (1,939)
   Cash received - note payable                               0               15,721
                                                      -----------           ----------
   Net cash flows from financing                         (7,329)             272,542
                                                      -----------           ----------
CASH RECONCILIATION
<P>
   Net increase (decrease) in cash                       (41,259)            146,522
   Cash at beginning of year                              77,904              13,795
                                                       ----------           ----------
CASH BALANCE AT July 31, 2000                          $  36,645            $160,317
                                                      ===========           ==========
<P>

           ROANOKE TECHNOLOGY CORPORATION
<P>
         NOTES TO THE FINANCIAL STATEMENTS
<P>
(See Audit Report)
<P>
1. Summary of significant accounting policies:
   -------------------------------------------
<P>
Industry   Roanoke Technology Corporation (The Company)
--------
was incorporated December 11, 1997 as Suffield
Technologies Corp., its original name, under the laws of
the State of Florida.   The Company is headquartered in
Roanoke Rapids, North Carolina and does business as Top-
10 Promotions, Inc.  The Company is engaged in the
design, development, production, and marketing of
technology to provide enhanced internet marketing
capabilities.
<P>
Revenue Recognition and Service Warranty   Revenues
----------------------------------------
resulting from technology consulting services is
recognized as such services are performed, paid and
complete the service guarantee of 90 days. A deferred revenue account had been established in the financial statements to account for revenue and costs of revenue to be recognized in the income statement at the end of the service agreement period. During February of 2000 the service agreement was changed thus not requiring a deferred revenue account.  Services are most often paid
for in advance of the service being performed.  The
services performed are completed by a software program leaving the time when a service is paid for and the time the service is performed immaterial. The Company has no extended maintenance contracts and warrants its consulting services to meet the consulting service
contract guarantee.  No provision for estimated future
costs relating warranties have been made as these
costs have been historically immaterial.
<P>
Cash and Cash Equivalents   The Company considers cash on
-------------------------
hand and amounts on deposit with financial institutions which have original maturities of three months or less to be cash and cash equivalents.
<P>
Short-Term Investments   Short-term investments
----------------------
ordinarily consist of short-term debt securities acquired with cash not immediately needed in operations. Such amounts have maturities of less than one year.
<P>
Basis of Accounting- The Company's financial statements
-------------------
are prepared in accordance with generally accepted accounting principles. All costs associated with software development and advancement are expensed as
a cost of sales through an ongoing research and
development program.
<P>
Property and Equipment   Property and equipment are
----------------------
recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the various classes of assets as follows:
<P>
     Machinery and equipment            2 to 10 years
     Furniture and fixtures             5 t0 10 years
<P>
Leasehold improvements are amortized on the straight-line basis over the lessor of the life of the asset or the term of the lease. Maintenance and repairs, as incurred, are charged to expenses; betterments and renewals are capitalized in plant and equipment accounts. Cost and accumulated depreciation applicable to items replaced or retired are eliminated from the related accounts; gain or loss on the disposition thereof is included as income.
<P>
Long-lived Assets - Long lived assets, including property ----------------- and equipment and certain intangible assets to be held and used by the Company are reviewed for impairment whenever events or changes in
circumstances indicate that the carrying value of the
assets may not be recoverable. Impairment losses are recognized if expected future cash flows of the related assets are less than their carrying values. Measurement of an impairment loss is based on the fair value of the asset. Long-lived assets and certain identifiable intangibles to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.
<P>
Intangibles   Goodwill represents the excess of purchase
-----------
price over the fair value of business acquired and is amortized on a straight-line basis over 3 years.
<P>
Other acquired intangibles principally include core technology in the form of software programs and are amortized over their estimated lives of primarily 3 to 5 years., existing Organization costs are being amortized by the straight-line method over 5 years.
<P>
Research and Development   Research and development costs
------------------------
incurred in the discovery of new knowledge and the
resulting translation of this new knowledge into plans
and designs for new services, prior to the attainment of
the related products' technological feasibility, are recorded as expenses in the period incurred.
<P>
Income Taxes   The Company utilizes the asset and
------------
liability method to measure and record deferred income
tax assets and liabilities. Deferred tax assets and liabilities reflect the future income tax effects of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates that apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management,
it is more likely than not that some portion or all of
the deferred tax assets will not be realized.
<P>
Fair Value of Financial Instruments   The Company's
-----------------------------------
financial instruments include cash and cash equivalents, short-term investments, accounts receivable, accounts payable and liabilities to banks and shareholders. The carrying amount of long-term debt to banks approximates fair value based on interest rates that are currently available to The Company for issuance of debt with similar terms and remaining maturities. The carrying amounts of other financial instruments approximate their fair value because of short-term maturities.
<P>
Earnings Per Share   Basic earnings per share ("EPS") is
------------------
computed by dividing earnings available to common shareholders by the weighted-average number of common shares outstanding for the period as required by the Financial Accounting Standards Board (FASB) under
Statement of Financial Accounting Standards (SFAS) No.
128, "Earnings per Shares". Diluted EPS reflects the potential dilution of securities that could share in the earnings.
<P>
Concentrations of Credit Risk   Financial instruments
-----------------------------
which potentially expose The Company to concentrations of credit risk consist principally of operating demand deposit accounts. The Company's policy is to place its operating demand deposit accounts with high credit quality financial institutions.
<P>
No customer represented 10 % or more of The Company's
total sales as of the current reporting period.
<P>
Stock-Based Compensation   In accordance with the
------------------------
recommendations in SFAS No. 123, "Accounting for Stock-Based Compensation," ("SFAS No. 123"), The Company's
management has considered adopting this optional standard for disclosure purposes, along with Accounting Principles Board opinion no. 25. The Company may consider using full implementation of SFAS No. 123 at a future date.
The Company accounted for the stock bonus of 750,000
shares of restricted stock given to the President of the company as compensation. The bonus was accounted for in the current period in order to match the compensation expense with the time in which it was earned. In accordance with the tax accounting, the compensation will not be deductible until the President sells those shares. The shares are restricted from sale for a period of two years from the date of issuance and are accounted for at their fair value.
<P>
Recently Adopted Accounting Standards   In June 1997, the
--------------------------------------
FASB issued SFAS No. 130, "Reporting Comprehensive
Income" ("SFAS No. 130") effective for fiscal years beginning after December 15, 1997. SFAS No. 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a statement that is displayed with
the same prominence as other financial statements.
<P>
SFAS No. 130 does not require a specific format for that financial statement but requires that an entity display an amount representing total comprehensive income for the period in that statement. SFAS No. 130 requires that an entity classify items of other comprehensive income by their nature in a financial statement.  For example,
other comprehensive income may include foreign currency
and unrealized gains and losses on certain investments in debt and equity securities. In addition, the accumulated balance of other comprehensive income must be displayed separately from retained earnings and additional paid in capital in the equity section of a statement of financial position. The Company adopted this accounting standard at inception as required.
<P>
In October 1997 the American Institute of Certified
Public Accountants issued Statement of position 97-2, "Software Revenue Recognition" (SOP 97-2). SOP 97-2 provides guidance on applying generally accepted accounting principles in recognizing revenue on software transactions and is effective for transactions entered into in fiscal years beginning after December 15, 1997.
The Company adopted SOP 97-2 at inception as required. Adoption of this SOP 97-2 did not have a material effect on the financial statements.
<P>
In February 1997, the FASB issued SFAS No. 132,
"Employer's Disclosure about Pensions and Other Postretirement Benefits" ("SFAS No. 132"), effective for fiscal years beginning after December 15, 1997. SFAS 132 revises employer disclosures about pension and other postretirment benefit plans. It does not change the measurement or recognition of those plans. This statement standardizes the disclosure requirements for pensions and other postretirement benefits to the extent practicable, requires additional information on changes in the benefit obligations and fair values of plan assets that will facilitate financial analysis and eliminates certain disclosures. Adoption of SFAS 132, when needed is not expected to have a material impact on the
financial statements.
<P>
In June 1998, the FASB issued SFAS No. 133, "Accounting
for Derivative Instruments and Hedging Activities", effective for fiscal years beginning after June 15, 1999. SFAS 133 requires companies to record derivatives on the balance sheet as assets and liabilities, measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for
depending on the use of the derivative and whether it qualifies for hedge accounting. The Company's management believes that adoption of SFAS 133, when needed, will not have a material impact on the financial statements.
<P>
2. Related Party Transactions and Going Concern:
   ----------------------------------------------
<P>
The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.
The Company has suffered losses from operations and may require additional capital to continue as a going concern as The Company develops its new markets. Management believes The Company will continue as a going concern in its current market and is actively marketing its products and/or services which would enable The Company to meet its
obligations and provide additional funds for continued
new product and/or service development. In addition, management is currently negotiating several additional contracts for its services. Management is also embarking on other strategic initiatives to expand its business opportunities. However, there can be no assurance these activities will be successful.
<P>
3. Accounts Receivable and Customer Deposits:
   ------------------------------------------
<P>
Accounts receivable historically have been immaterial as
The Company's policy is to have the software that it
sells paid for in advance. As of the balance sheet date there were no deposits paid in advance.
<P>
4. Use of Estimates:
   -----------------
<P>
The preparation of financial statements in conformity
with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts
of revenues and expenses during the reporting period.
Actual results could differ from those estimates.
<P>
5. Revenue and Cost Recognition:
   -----------------------------
<P>
The Company uses the accrual basis of accounting for financial statement reporting. Revenues are recognized when products are shipped and expenses realized when
obligations are incurred.
<P>
6. Accounts Payable and accrued expenses:
   --------------------------------------
<P>
Accounts payable and accrued expenses consist of trade payables and accrued payroll and payroll taxes created from normal operations of the business.
<P>
Long   term debt consists of:
<P>
Note payable to a finance company which bears interest at 16.53%. The note is collateralized by equipment and requires that monthly payments of $197 be made through the maturity date of June, 2003.
<P>
Capital Lease with a finance company which bears an
interest rate of 13.61%. The lease is collateralized by equipment and requires that monthly payments of $534 be made through the maturity date of April, 2002.
<P>
Aggregate maturities of long   term debt over the next
five years are as follows:
<P>

For the quarter ending July 31, 2000        For the year ending October 31, 1999
YEAR                    AMOUNT                            YEAR               AMOUNT
2000                     7,140                            2000                6,760
2001                     7,727                            2001                7,803
2002                       354                            2002                5,710
2003                         0                            2003                2,275
2004                         0                            2004                    0

<P>
8. Operating Lease Agreements:
   ---------------------------
<P>
The Company rents office space with monthly payments of
$2,500. The lease term for this space is ninety months beginning on May 1, 1999 and ending on November 1, 2006.
<P>
The Company also rents a house for the convenience of
Company employees that are relocating to the area and out
of town business guests.  The house also serves as a
satellite office as added security for computer system continuation in the event that the main office should encounter problems with their system.  The house has
monthly payments of $1,200.  The lease term is March 1,
1999 through August 31,2001.
<P>
The Company also leases its phone systems, internet lines
and various equipment .  The lease terms range from month
to month leases to leases with a term of sixty months.
All long - term leases include an upgrade clause of which management intends to upgrade technology when available.
For this reason, The Company considers all of these types
of lease arrangements as operating.  Currently the lease
costs are at $33,800 per year and shown as part of cost
of sales.
<P>
9. Stockholders' Equity:
   ---------------------
<P>
Preferred Stock
---------------
<P>
The Company has been authorized 10,000,000 shares of
preferred stock at $.0001 par value.  As of January 31,
1999, none of these shares had been issued and the
limitations, rights, and preferences were yet to be
determined by the Board of Directors.
<P>
Common Stock
------------
<P>
During the period ending October 1998, the Board of
Directors issued 1,525,000 shares of restricted common
stock to The Company's officer's, and legal counsel in
exchange for services, and issued 500,000 shares of
restricted common stock in the acquisition of Top-10
Promotions, Inc.
<P>
In addition to the restricted shares issued, The Company
sold common stock through two separate private offerings
during the period.  In the initial offering 800,000
shares were sold each at a price of $0.025.  In the
second offering 1,000,000 shares were sold each at a
price of $0.05.
<P>
On October 15, 1998, the majority shareholders of The
Company undertook a Regulation   D, Rule 504, offering
whereby it sold 2,000,000 shares of common stock, $.0001
par value per share or an aggregate of $200,000.  In
addition, each investor in the offering  received an
option to purchase, for a twelve month period commencing
on the date of this offering, an additional one share of
The Company at $1.00 per share for each eight (8) shares purchased in the original offering (or $250,000). In addition, each investor  received an option to purchase
for an eighteen month period commencing on the date of
this offering an additional one (1) share of The Company
for each 8.88 shares previously purchased at $2.00 per
share or an aggregate of 225,000 shares (or $450,000).
<P>
The Company also approved of the investment by Arthur
Harrison & Associates in the offering provided that such investment in The Company was in lieu of monies owed to
Arthur Harrison & Associates by The Company for two (2) promissory notes dated September 22, 1998 and October 10,
1998.  Further more, Arthur Harrison & Associates agreed
to waive its rights to any interest on promissory notes.
<P>
Stock Incentive Plans
<P>
On March 1, 1999, The Company entered into a stock option agreement with the Director of Operation, Glenn Canady, as noted in footnote number eleven. The Company applies Accounting Principles Board Opinion No. 25, "Accounting
for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its employee stock options.
<P>
Pro forma information regarding net income and earnings
per share is required by SFAS 123, and has been
determined as if The Company had accounted for its
employee stock options under the fair value method of
SFAS 123.  As of the balance sheet date, there is no
material effect on earnings and earnings per share.
<P>
10. Acquisitions:
    -------------
<P>
On March 30, 1999 The Company acquired assets of Offshore Software Development Ltd. ("Offshore") in an exchange of assets for 999,111 shares of The Company issued to the shareholders of that company. The Company's management has valued the transaction at $630,000.
<P>
The assets included were comprised of four computers
valued at $8,000 and two software programs valued at
$622,000.  The value of these assets was determined on
the basis of the management's estimation.
<P>
An unusual impairment loss of $257,075 was recorded in
October of 1999 to reflect an impairment of the
intangible assets resulting from the acquired "Offshore"
assets on March 30, 1999.  The impairment resulted from
the Company's revised forecast of the cash flows expected
from intangible assets. Amortization expenses will drop
by $8,583 per month.
<P>
Effective May 29, 1998, The Company acquired all the outstanding common stock of Top-10 Promotions, Inc., consisting of 100 shares, effective. These shares were redeemed and canceled. The 100 shares of Top-10
Promotions, Inc. were acquired in exchange for 500,000 "restricted" shares of The Company's common stock issued to David Smith, the sole shareholder of Top-10
Promotions, Inc.  This transaction has been accounted for
using the purchase method of accounting.  The value of
the share exchanged by both parties was determined to be $19,500, including a value of $(114) attributed to the fair value of assets and liabilities, and $19,614 of
goodwill attributed to the method of doing business and
the internally developed software.
<P>
Simultaneous with the acquisition, The Company purchased
all of the remaining authorized shares of Top-10
Promotions, Inc. for $50,000 payable at closing and
$17,500 per month payable over an eleven month period as
other consideration. The Company borrowed funds for this transaction and later, upon agreement with the lender, converted a portion of the amount due as capital
contributed to The Company.   <P>
Also, the former owner of Top-10 Promotions, Inc. was
given the right to borrow up to 25% of retained earnings
of Roanoke Technologies Corporation in fiscal year 1998
or the first two quarters of fiscal 1999.  Such
borrowings
shall be secured by his restricted stock received in the acquisition at a 75% discount value to market. Repayment shall be for a two- year period at a 5% annual interest
rate.  The Company also entered into an employment
contract with the former owner of Top-10 Promotions.
<P>
11. Employment Contract and Incentive Commitments:
    -----------------------------------------------
<P>
The Company has entered into a two year employment
contract with the former owner of  Top-10 Promotions.
The contract provides for: salary not to exceed $10,000
per month (with not more than a 3% salary increase
provided The Company is profitable by at least twice the
amount of the salary increase); quarterly bonus of 30% of
the net income before income tax of The Company; standard non-competition clause; an option to renew the employment agreement for an additional two year term (provided he is not in default under the employment agreement); and the following management incentives: for fiscal year ending September 30, 1999 (a) 100,000 "restricted" shares if the surviving corporation has $2 million in gross revenues;
(b) 100,000 "restricted" shares if The Company has
$400,000 in after tax earnings.  The shares have been
issued at a market value of $810,000.
<P>
At November 1, 1998 The Company's management approved the issuance of 750,000 shares of restricted common shares of
The Company to the former owner of Top-10 Promotions for attaining gross revenues in excess $200,000.00 or more in sales for the first three month period of 1999.  The
shares have been issued at a market value of $1,181,250.
<P>
The Company has entered into an employment agreement with
The Company's Director of Operations on March 1, 1999.
The agreement calls for a contract period of four years
upon which The Director will be paid an annual salary of $60,000 with standard company commissions and bonuses.
The salary will adjust to $80,000 at June 4th 1999. In addition the director's salary shall increase to $100,000 at the time The Company's gross revenues exceed
$1,000,000 during any twelve month period and $120,000
once The Company's gross revenues exceed $2,000,000
during any twelve month period.  Upon the director's
salary increasing to $80,000 or above, the director shall
no longer be entitled to commissions and bonuses.
<P>
In addition to the above mentioned, the director will be granted stock options in The Company at an exercise price of $1.00 per share of common stock in the amount of
50,000 shares per year, after each year's service, for a
four year period.  Such shares will be restricted for a
two year period from the date of issuance.
<P>
The Company will account for these options during the
time that they are earned in accordance with APB Opinion
No. 25.  At the present time, the fair value of these
options are not in excess of the exercise price and not exercisable; therefore there is no compensation expense to record.  A determination of the fair value of these
options may be extended to the end of the current fiscal
year. Other conditions are included in this employment agreement, but remain immaterial to the financial statements.
<P>
12. Payroll Taxes Payable and Deferred Tax Assets and
    Liabilities:
    --------------------------------------------------
<P>
The Company accrues payroll and income taxes.  The
Company, currently a C-Corporation, accounts for income
taxes in accordance with Statements on Financial
Accounting Standards 109.   As of July 31, 2000, The
Company had a deferred tax asset in the amount of
approximately $440,000 that is derived from a net
operating tax loss carryforward associated with stock compensation. The deferred tax assets will expire during the years ending
October 31, 2018 and 2019 in the amounts of $40,000 and $400,000 respectively. It is uncertain as to when this compensation will be deductible as it can only be deducted for tax purposes when the officers sell the
respective shares.
<P>
13. Required Cash Flow Disclosure for Interest and Taxes
    Paid:
    ----------------------------------------------------
<P>
The Company paid interest in the net amount of $506
during the nine months ended July 31, 2000 and $2,954 during the twelve months ending October 31, 1999. The
Company has no income tax payments due and did not pay any income tax amounts during the period.
<P>
Non-cash transactions include stock based employee compensation as listed in the financial statements, the acquisition of the assets of Offshore Software
Development Ltd. for stock in The Company and the retirement of note payables of the initial funding of The Company upon acquisition of Top-10 as a contribution to additional paid in capital .
<P>
The Company acquired assets from "Offshore" by the issuance of stock for a value of $630,000. An impairment loss of $257,075 was recorded in October of 1999 to reflect an impairment of the intangible assets resulting from the acquired "Offshore" assets on March 30, 1999.
The impairment resulted from the Company's revised forecast of the cash flows expected from intangible assets. Amortization expenses will drop by $8,583 per month. This impairment loss was a non-cash loss.
<P>
                ROANOKE TECHNOLOGY CORPORATION
<P>
                   FINANCIAL STATEMENTS
                ROANOKE TECHNOLOGY CORPORATION
             Financial Statements Table of Contents
        For the twelve months ending October 31, 1999, and
    From December 11, 1997 (inception) through October 31, 1998
<P>

FINANCIAL STATEMENTS                             Page #
<P>
     Independent Auditor's Report                1
<P>
     Balance Sheets                              2 - 3
<P>
     Statements of Operations                    4
<P>
     Statements of Stockholder's Equity          5
<P>
     Cash Flow Statement                         6
<P>
     Notes to the Financial Statements           7-12

<P>
INDEPENDENT AUDITOR'S REPORT ON FINANCIAL STATEMENTS
<P>
To the Board of Directors and Stockholders
Roanoke Technology Corporation
Roanoke Rapids, North Carolina
<P>
We have audited the accompanying balance sheet of Roanoke Technology Corporation, as of October 31, 1998, and the related statements of income, retained earnings and cash flows from December 11, 1997 (inception) through October 31, 1999 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.
<P>
We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
<P>
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Roanoke Technology Corporation, as October 31, 1999 and 1998, and the results of its operations and its cash flows from December 11, 1997 (inception) through October 31, 1999 and 1998 in conformity with generally accepted accounting principles.
<P>
     Varma and Associate
     Certified Public Accountants
     Longwood, FL
     March 3, 1999
<P>
                     ROANOKE TECHNOLOGY CORPORATION
                            BALANCE SHEETS
                     As of October 31,1999 and 1998
<P>
                                  ASSETS

                                              1999                       1998
                                           -----------                -----------
CURRENT ASSETS
  Cash                                    $    77,904                   $  13,795
  Stock subscription receivable                     0                      53,000
  Employee advances                                 0                       1,000
                                           -----------                -----------
     Total Current Assets                      77,904                      67,795
<P>
PROPERTY AND EQUIPMENT
<P>
   Equipment and leasehold improvements       164,498                      44,670
   Less: accumulated depreciation              21,490                       7,022
                                           -----------                  ---------
      Total Property and Equipment            143,008                      37,648
<P>
OTHER ASSETS
<P>
   Organization costs                           1,000                       1,000
   Goodwill                                    19,614                      19,614
   Software                                   313,000                           0
   Less: Accumulated amortization              70,353                       2,792
                                           ------------                 ---------
   Net intangibles                            263,261                      17,822
   Deposits                                     1,500                       1,500
                                           ------------                 ---------
      Total Other Assets                      264,761                      19,322
<P>
           TOTAL ASSETS                     $ 485,673                 $   124,765
                                            ===========               ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
<P>
CURRENT LIABILITIES
<P>
   Accounts payable and accrued expenses  $   37,415                   $    3,065
   Current maturity of long-term debt          6,760                       26,170
   Credit cards payable                            0                        5,450
                                          -----------                 ------------
      Total current liabilities               44,175                       34,685
<P>
LONG TERM LIABILITIES
<P>
   Long term debt                             22,548                       32,815
   Less: current portion                       6,760                       26,170
                                          -----------                   ------------
     Total long term liabilities              15,788                        6,645
<P>
Deferred Revenue                              44,025                       28,180
                                          -----------                   ------------
       TOTAL LIABILITIES                     103,988                       69,510
<P>
STOCKHOLDERS' EQUITY
--------------------
<P>
STOCKHOLDERS' EQUITY
<P>
   Common stock - $.0001 par value;
    50,000,000 shares authorized;
    11,330,183 and 7,880,000 issued
    and outstanding, respectively             1,133                           788
   Additional paid-in capital             3,372,501                       360,012
   Retained earnings                     (2,991,949)                     (305,545)
                                         -----------                   ------------
<P>
       TOTAL STOCKHOLDERS' EQUITY           381,685                        55,255
                                         -----------                   ------------
<P>
       TOTAL LIABILITIES AND EQUITY       $ 485,673                 $     124,765
                                         -----------                   ------------
                                         -----------                   ------------
PLEASE READ AUDITOR'S REPORT

<P>
                       ROANOKE TECHNOLOGY CORPORATION
                          STATEMENTS OF OPERATIONS
                 For the Twelve Months Ending October 31, 1999
                     And From December 11, 1997 (inception)
                          Through October 31, 1998
<P>

                                               1999                     1998
                                              ------------              ---------
REVENUE
  Sales                                       $ 1,144,122              $ 54,032
  Cost of sales                                   674,824                28,485
                                              ------------               ---------
GROSS PROFIT                                      469,298                25,547
<P>
GENERAL AND ADMINISTRATIVE EXPENSES
   Advertising                                     37,717                 1,322
   Bank charges                                       318                   971
   Consulting                                      25,000                     0
   Depreciation and amortization                  142,112                 9,814
   Dues and subscriptions                           2,388                 1,275
   Legal and accounting                           124,039                25,889
   Loss on impairment of assets                   257,075                     0
   Maintenance and repairs                         11,211                     0
   Meals and entertainment                          5,074                 1,278
   Office expense                                 161,891                 9,681
   Rent                                            44,400                 9,350
   Officers salaries and compensation           2,274,941               258,214
   Telephone                                       44,286                 8,330
   Travel                                          11,163                   161
   Utilities                                       11,133                 4,110
                                                  --------               ----------
      Total general and administrative expenses 3,152,748               330,395
                                                  --------               ----------
INCOME (LOSS) FROM OPERATION                   (2,683,450)             (304,848)
<P>
OTHER INCOME AND (EXPENSE)
<P>
   Interest expense                               (2,954)                  (697)
                                                  --------                ----------
      Total other income and expense              (2,954)                  (697)
                                                  --------                ----------
<P>
NET LOSS                                     $(2,686,404)              $ (305,545)
                                           ===============             ==============
<P>
NET LOSS PER SHARE
   Basic and Diluted
      Net loss per share                        (.26)                   (.16)
<P>
Basic and Diluted Weighted Average
   Number of Common Shares Outstanding        10,330,206               1,901,667
<P>
                           PLEASE READ AUDITOR'S REPORT

<P>
                           ROANOKE TECHNOLOGY CORPORATION
                          STATEMENT OF STOCKHOLDER'S EQUITY
                           As of October 31, 1999 and 1998

                                                       ADDITIONAL
                                    COMMON STOCK       PAID
                                 SHARES     AMOUNT     CAPITAL       DEFICIT      TOTAL
                          ----------------------------------------------------------------
Issuance for services          1,525,000     $  153    $  59,323 $          0 $   59,476
Acquisition                      500,000         50       19,450                  19,500
First offering                   800,000         80       19,920                  20,000
Second offering                1,000,000        100       49,900                  50,000
Third offering                   880,000         88       87,912                  88,000
Stock compensation             3,175,000        318      123,507                 123,825
Net loss for the year                                                (305,545)  (305,545)
                          ----------------------------------------------------------------
Balance at October 31, 1998    7,880,000     $  788     $360,012 $   (305,545)$   55,256
<P>
Third offering                 1,349,572        135      354,635                 354,770
Issuance for consulting fees     250,000         25       24,975                  25,000
Officer Compensation             850,000         85    1,991,165               1,991,250
Asset acquisition                999,111         99      629,901                 630,000
Stock issued for services          1,500                  11,813                  11,813
Net loss for the year                                             (2,686,404) (2,686,404)
                           ---------------------------------------------------------------
Balance  at October 31,1999   11,330,183    $1,133   $ 3,372,501 $(2,991,949) $  381,685
                           ---------------------------------------------------------------
                           ---------------------------------------------------------------
<P>
                            PLEASE READ AUDITOR'S REPORT

<P>
                       ROANOKE TECHNOLOGY CORPORATION
                          STATEMENTS OF CASH FLOWS
               For the Twelve Months ending October 31, 1999
                    and From December 11, 1997 (inception)
                          Through October 31, 1998

                                                        1999                  1998
                                                     -----------           -----------
CASH FLOWS FROM OPERATING ACTIVITIES
<P>
   Net income (loss)                                $(2,686,404)           $(305,545)
<P>
   Adjustments to reconcile net income to net cash
    provided by  (used in) operating activities:
<P>
   Loss on impaired asset                               275,075                    0
   Depreciation and amortization                        142,112                9,814
   Stock issued for services                          2,028,063              183,301
  (Increase) decrease in employee advance                 1,000               (1,000)
   Increase (decrease) in accrued expenses               34,350                3,065
   Increase (decrease) in credit card payables           (5,450)               5,450
                                                      ----------              -----------
      Total adjustments to net income                 2,457,150              200,630
                                                      ----------              -----------
<P>
   Net cash flows from operations                      (229,254)            (104,915)
<P>
CASH FLOWS FROM INVESTING ACTIVITIES
<P>
   Capital expenditures on equipment and deposits      (104,140)             (38,159)
                                                      -----------           -----------
   Net cash flows from investing                       (104,140)             (38,159)
                                                      -----------           -----------
<P>
CASH FLOWS FROM FINANCING ACTIVITIES
<P>
   Proceeds from issuance of common stock               407,770               70,000
   Proceeds from demand notes                                 0              105,500
   Payments on notes                                    (10,267)             (18,631)
                                                      -----------           ----------
   Net cash flows from financing                        397,503              156,869
                                                      -----------           ----------
CASH RECONCILIATION
<P>
   Net increase (decrease) in cash                        64,109              13,795
   Cash at beginning of year                              13,795                   -
                                                       ----------           ----------
CASH BALANCE AT END OF YEAR                            $  77,904            $ 13,795
                                                       ----------           ----------
                                                       ----------           ----------
<P>
                              PLEASE READ AUDITOR'S REPORT
<P>

<P>
               ROANOKE TECHNOLOGY CORPORATION
<P>
              NOTES TO THE FINANCIAL STATEMENTS
<P>
                    (See Audit Report)
<P>
1. Summary of significant accounting policies:
   -------------------------------------------
<P>
Industry   Roanoke Technology Corporation (The
--------
Company) was incorporated December 11, 1997 as Suffield Technologies Corp., its original name, under the laws of the State of Florida. The Company is headquartered in Roanoke Rapids, North Carolina and does business as Top-10 Promotions, Inc. The Company is engaged in the design, development, and marketing of technology services to provide enhanced internet marketing capabilities.
<P>
Revenue Recognition and Service Warrantee
-----------------------------------------
Revenues resulting from technology consulting services is recognized as such services are performed, paid and complete the service guarantee of 90 days. A deferred revenue account has been established in the financial statements to account for revenue and costs of revenue to be recognized in the income statement at the end of the service agreement period. Services are paid for in advance of the service being performed. The services performed are completed by a software program leaving the time when a service is paid for and the time the service is performed immaterial. The Company has no extended maintenance contracts and warrants its consulting services to meet the consulting service contract guarantee. No provisions for estimated future costs relating to service warranties have been made as these costs have been historically immaterial. The Company's management feels that the deferral of revenue and related costs of revenue for the guarantee period of 90 days to be sufficient.
<P>
Cash and Cash Equivalents   The Company
-------------------------
considers cash on hand and amounts on deposit with financial institutions which have original maturities of three months or less to be cash and cash equivalents.
<P>
Short-Term Investments   Short-term investments
----------------------
ordinarily consist of short-term debt securities acquired with cash not immediately needed in operations. Such amounts have maturities of less than one year.
<P>
Basis of Accounting- The Company's financial
-------------------
statements are prepared in accordance with generally accepted accounting principles. All costs associated with software development are expensed as Research and Development costs.
<P>
Property and Equipment   Property and equipment
----------------------
are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the various classes of assets as follows:
<P>

Machinery and equipment               2 to 10 years
Furniture and fixtures                5 to 10 years

<P>
Leasehold improvements are amortized on the straight-line basis over the lessor of the life of the asset or the term of the lease. Maintenance and repairs, as incurred, are charged to expenses; betterments and renewals are capitalized in plant and equipment accounts. Cost and accumulated depreciation applicable to items replaced or retired are eliminated from the related accounts; gain or loss on the disposition thereof is included as income.
<P>
Long-lived Assets - Long lived assets, including property and ----------------- equipment and certain intangible assets to be held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. Impairment losses are recognized if expected future cash flows of the related assets are less than their carrying values. Measurement of an impairment loss is based on the fair value of the asset. Long-lived assets and certain identifiable intangibles to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.
Intangibles   Goodwill represents the excess of
-----------
purchase price over the fair value of business acquired and is amortized on a straight-line basis over 3 years.
<P>
Other acquired intangibles principally include core technology in
the form of software programs and are amortized over their estimated lives of primarily 3 to 5 years., existing Organization costs are being amortized by the straight-line method over 5 years. Goodwill is being amortized by the straight-line method.
<P>
Software development costs incurred in the development of products after technological feasibility is attained are capitalized and amortized using the straight-line method over the estimated economic lives of the related products, not to exceed 3 years. The Company considers technological feasibility to be established when the Company has completed all planning, designing, coding and testing activities as are necessary to establish design specifications including function, features and technological performance requirements. Capitalization of product design costs ceases and amortization of such costs begins when a product or technology is available for general release to customers for use by The Company.
<P>
Research and Development   Research and
------------------------
development costs incurred in the discovery of new knowledge and the resulting translation of this new knowledge into plans and designs for new products, prior to the attainment of the related products' technological feasibility, are recorded as expenses in the period incurred.
<P>
Income Taxes   The Company utilizes the asset
-------------
and liability method to measure and record deferred income tax assets and liabilities. Deferred tax assets and liabilities reflect the future income tax effects of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates that apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.
<P>
Fair Value of Financial Instruments   The
-----------------------------------
Company's financial instruments include cash and cash equivalents, short-term investments, accounts receivable, accounts payable and liabilities to banks and shareholders. The carrying amount of long-term debt to banks approximates fair value based on interest rates that are currently available to The Company for issuance of debt with similar terms and remaining maturities. The carrying amounts of other financial instruments approximate their fair value because of short-term maturities.
<P>
Earnings Per Share   Basic earnings per share
------------------
("EPS") is computed by dividing earnings available to common shareholders by the weighted-average number of common shares outstanding for the period as required by the Financial Accounting Standards Board (FASB) under Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings per Shares". Diluted EPS reflects the potential dilution of securities that could share in the earnings.
<P>
Concentrations of Credit Risk   Financial
-----------------------------
instruments which potentially expose The Company to concentrations of credit risk consist principally of operating demand deposit accounts. The Company's policy is to place its operating demand deposit accounts with high credit quality financial institutions.
<P>
No customer represented 10 % or more of The Company's total sales as of the current reporting period.
<P>
Stock-Based Compensation   In accordance with
------------------------
the recommendations in SFAS No. 123, "Accounting for Stock-Based Compensation," ("SFAS No. 123"), The Company's management has considered adopting this optional standard for disclosure purposes, along with Accounting Principles Board opinion no. 25. The Company may consider using full implementation of SFAS No. 123 at a future date. The Company accounted for the stock bonus of 750,000 shares of restricted stock given to the President of the company as compensation. The bonus was accounted for in the current period in order to match the compensation expense with the time in which it was earned. In accordance with the tax accounting, the compensation will not be deductible until the President sells those shares. The shares are restricted from sale for a period of two years from the date of issuance and are accounted for at their fair value.
<P>
Recently Adopted Accounting Standards   In June
-------------------------------------
1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income"("SFAS No. 130") effective for fiscal years beginning after December15, 1997. SFAS No. 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a statement that is displayed with the same prominence as other financial statements.
<P>
SFAS No. 130 does not require a specific format for that financial statement but requires that an entity display an amount representing total comprehensive income for the period in that statement. SFAS No. 130 requires that an entity classify items of other comprehensive income by their nature in a financial statement. For example, other comprehensive income may include foreign currency and unrealized gains and losses on certain investments in debt and equity securities. In addition, the accumulated balance of other comprehensive income must be displayed separately from retained earnings and additional paid in capital in the equity section of a statement of financial position. The Company adopted this accounting standard at inception as required.
<P>
In October 1997 the American Institute of Certified Public Accountants issued Statement of position 97-2, "Software Revenue Recognition" (SOP 97-2). SOP 97-2 provides guidance on applying generally accepted accounting principles in recognizing revenue on software transactions and is effective for transactions entered into in fiscal years beginning after December 15, 1997. The Company adopted SOP 97-2 at inception as required. Adoption of this SOP 97-2 did not have a material effect on the financial statements.
<P>
In February 1997, the FASB issued SFAS No. 132, "Employer's Disclosure about Pensions and Other Post retirement Benefits" ("SFAS No. 132"), effective for fiscal years beginning after December 15,1997. SFAS 132 revises employer disclosures about pension and other post retirement benefit plans. It does not change the measurement or recognition of those plans. This statement standardizes the disclosure requirements for pensions and other post retirement benefits to the extent practicable, requires additional information on changes in the benefit obligations and fair values of plan assets that will facilitate financial analysis and eliminates certain disclosures. Adoption of SFAS 132, when needed is not expected to have a material impact on the financial statements.
<P>
In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", effective for fiscal years beginning after June 15, 1999. SFAS 133 requires companies to record derivatives on the balance sheet as assets and liabilities, measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. The Company's management believes that adoption of SFAS133, when needed, will not have a material impact on the financial statements.
<P>
2. Related Party Transactions and Going Concern:
   ---------------------------------------------
<P>
The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.
<P>
The Company has suffered losses from operations and may require additional capital to continue as a going concern as The Company develops its new markets. Management believes The Company will continue as a going concern in its current market and is actively marketing its services which would enable The Company to meet its obligations and provide additional funds for new services development. In addition, management is currently negotiating several additional contracts for its services and products. Management is also embarking on other strategic initiatives to expand its business opportunities. However, there can be no assurance these activities will be successful.
<P>
The acquisition of TOP-10 Promotions, Inc., as noted in footnote number 10, was funded by Regulation - D, Rule 504 offerings, as described in footnote number 9.
<P>
During the months of August through October of 1998, the Company borrowed additional funds from Tamana Limited, a British Virgin Islands Corporation, specifically $35,000 in order to fund the purchase of TOP-10 Promotions, Inc. On October 15, 1998 Arthur Harrison & Associates of Nassau, Bahamas had acquired these notes and contributed these notes in lieu of payment as a participant in a Regulation D, Rule 504 offering (see footnote number 9) for the issuance of stock. Pursuant to this filing, investors were grant adoptions on future purchases of stock.
<P>
The Company made a second acquisition, as described in footnote number 10, of assets from Offshore Software Development Ltd.("Offshore"). The attorney that represents the Company also represented Offshore and is a shareholder in the Company. Both the Company and Offshore signed waivers of such conflict of interest so that the attorney could represent both parties in the transaction. Additionally, such attorney held 25,000 shares of Offshore prior to the acquisition and received 22,500 additional shares of the Company based on the conversion formula 9/10ths of shares in such acquisition.
<P>
During the year ended October 31, 1999, the Company compensated the president of the Company, a shareholder, with stock grants in the amount of $1,991,250 as a bonus per the president's compensation agreement with the Company. In addition, certain officers of the Company were issued stock for services in the amount of $11,813.
<P>
3. Accounts Receivable and Customer Deposits:
   ------------------------------------------
<P>
Accounts receivable historically has been immaterial as The Company's policy is to have the services that it sells paid for in advance. As of the balance sheet date there were no deposits paid in advance.
<P>
4. Use of Estimates:
   -----------------
<P>
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
<P>
5. Revenue and Cost Recognition:
   -----------------------------
<P>
The Company uses the accrual basis of accounting for financial statement reporting. Revenues are recognized when services are performed and those services have satisfied the service guarantee. Expenses related to services are recognized when service revenue has been recognized.
<P>
6. Accounts Payable and accrued expenses:
   --------------------------------------
<P>
Accounts payable and accrued expenses consist of trade payables and accrued payroll and payroll taxes created from normal operations of the business.
<P>
Long   term debt consists of:
<P>
Note payable to a finance company which bears interest at 16.53%.The note is collateralized by equipment and requires that monthly payments of $197 be made through the maturity date of June, 2003.
<P>
Capital Lease with a finance company which bears an interest rate of13.61%. The lease is collateralized by equipment and requires that monthly payments of $534 be made through the maturity date of April,2002.
<P>
Aggregate maturities of long   term debt over the next five
years are as follows:

For the year ending October 31, 1999                   For the year ending October 31, 1998
  YEAR                    AMOUNT                            YEAR              AMOUNT
  ----                    ------                            ----              ------
  1999                         0                            1999              26,170
  2000                     6,760                            2000               1,379
  2001                     7,803                            2001               1,625
  2002                     5,710                            2002               1,915
  2003                     2,275                            2003               1,726

<P>
8. Operating Lease Agreements:
   ---------------------------
<P>
The Company rents office space with monthly payments of $2,500. The lease term for this space is ninety months beginning on May 1, 1999and ending on November 1, 2006.
<P>
The Company also rents a house for the convenience of Company employees that are relocating to the area and out of town business guests. The house also serves as a satellite office as added security for computer system continuation in the event that the main office should encounter problems with their system. The house has monthly payments of $1,200. The lease term is eighteen months beginning March 1, 1999 and ending on August 31, 2001.
<P>
The Company also leases its phone systems, internet lines and various equipment . The lease terms range from month to month leases to leases with a term of sixty months. All long - term leases include an upgrade clause of which management intends to up grade technology when available. For this reason, The Company considers all of these types of lease arrangements as operating. Currently the lease costs are at $33,800 per year and shown as part of cost of sales.
<P>
9. Stockholders' Equity:
   ---------------------
<P>
Preferred Stock
---------------
<P>
The Company has been authorized 10,000,000 shares of preferred stock at $.0001 par value. As of January 31, 1999, none of these shares had been issued and the limitations, rights, and preferences were yet to be determined by the Board of Directors.
<P>
Common Stock
-------------
<P>
During the period ending October 1998, the Board of Directors issued1,525,000 shares of restricted common stock to The Company's officer's, and legal counsel in exchange for services, and issued500,000 shares of restricted common stock in the acquisition of Top-10 Promotions, Inc.
<P>
In addition to the restricted shares issued, The Company sold common stock through two separate private offerings during the period. In the initial offering 800,000 shares were sold each at a price of$0.025. In the second offering 1,000,000 shares were sold each at a price of $0.05.
<P>
On October 15, 1998, the majority shareholders of The Company
undertook a Regulation   D, Rule 504, offering whereby it
sold2,000,000 shares of common stock, $.0001 par value per share or an aggregate of $200,000. In addition, each investor in the offering received an option to purchase, for a twelve month period commencing on the date of this offering, an additional one share of The Company at $1.00 per share for each eight (8) shares purchased in the original offering (or $250,000). In addition, each investor received an option to purchase for an eighteen month period commencing on the date of this offering an additional one (1) share of The Company for each 8.88 shares previously purchased at $2.00per share or an aggregate of 225,000 shares (or $450,000).
<P>
The Company also approved of the investment by Arthur Harrison &Associates in the offering provided that such investment in The Company was in lieu of monies owed to Arthur Harrison & Associates by The Company for two (2) promissory notes dated September 22, 1998and October 10, 1998. Further more, Arthur Harrison & Associates agreed to waive its rights to any interest on promissory notes.
<P>
Stock Incentive Plans
<P>
On March 1, 1999, The Company entered into a stock option agreement with the Director of Operation, Glenn Canady, as noted in footnote number eleven. The Company applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25)and related Interpretations in accounting for its employee stock options.
<P>
Pro forma information regarding net income and earnings per share is required by SFAS 123, and has been determined as if The Company had accounted for its employee stock options under the fair value method of SFAS 123. As of the balance sheet date, there is no material effect on earnings and earnings per share.
<P>
10. Acquisitions:
    -------------
<P>
On March 30, 1999 The Company acquired certain assets of Offshore Software Development Ltd. ("Offshore") in an exchange of assets for999,111 shares of The Company issued to the shareholders of that company. The Company's management has valued the transaction at$630,000.
<P>
The assets included were comprised of four computers valued at$8,000 and two software programs valued at $622,000. The value of these assets was determined on the basis of the management's estimation.
<P>
An unusual impairment loss of $257,075 was recorded in October of1999 to reflect an impairment of the intangible assets resulting from the acquired "Offshore" assets on March 30, 1999. The impairment resulted from the Company's revised forecast of the cash flows expected from intangible assets. Amortization expenses will drop by $8,583 per month.
<P>
Effective May 29, 1998, The Company acquired all the outstanding common stock of Top-10 Promotions, Inc., consisting of 100 shares, effective. These shares were redeemed and cancelled. The 100shares of Top-10 Promotions, Inc. were acquired in exchange for500,000 "restricted" shares of The Company's common stock issued to David Smith, the sole shareholder of Top-10 Promotions, Inc. This transaction has been accounted for using the purchase method of accounting. The value of the share exchanged by both parties was determined to be $19,500, including a value of $(114) attributed to the fair value of assets and liabilities, and $19,614 of goodwill attributed to the method of doing business and the internally developed software.
<P>
Simultaneous with the acquisition, The Company purchased all of the remaining authorized shares from Top-10 Promotions, Inc. for $50,000payable at closing and $17,500 per month payable over an eleven month period as other consideration. The Company borrowed funds for this transaction and later, upon agreement with the lender, converted a portion of the amount due as capital contributed to The Company.
<P>
10. Acquisitions - continued:
<P>
Also, the former owner of Top-10 Promotions, Inc. was given the right to borrow up to 25% of retained earnings of Roanoke Technologies Corporation in fiscal year 1998 or the first two quarters of fiscal 1999. Such borrowings shall be secured by his restricted stock received in the acquisition at a 75% discount value to market. Repayment shall be for a two-year period at a 5% annual interest rate. The Company also entered into an employment contract with the former owner of Top-10 Promotions.
<P>
11. Employment Contract and Incentive
    Commitments:
    ----------------------------------
<P>
The Company has entered into a two year employment contract with the former owner of Top-10 Promotions. The contract provides for: salary not to exceed $10,000 per month (with not more than a 3%salary increase provided The Company is profitable by at least twice the amount of the salary increase); quarterly bonus of 30% of the net income before income tax of The Company; standard non-competition clause; an option to renew the employment agreement for an additional two year term (provided he is not in default under the employment agreement); and the following management incentives: for fiscal year ending September 30, 1999 (a) 100,000 "restricted"shares if the surviving corporation has $2 million in gross revenues; (b) 100,000 "restricted" shares if The Company has$400,000 in after tax earnings.
<P>
At November 1, 1998 The Company's management approved the issuance of 750,000 shares of restricted common shares of The Company to the former owner of Top-10 Promotions for attaining gross revenues in excess $200,000.00 or more in sales for the first three month period of 1999. The shares have been issued and management values the compensation at $150,000 in agreement with the same fair value computation as attributed to the purchase of assets from the acquisition of Offshore Software Development Ltd. noted in footnote ten.
<P>
The Company has entered into an employment agreement with The Company's Director of Operations on March 1, 1999. The agreement calls for a contract period of four years upon which The Director will be paid an annual salary of $60,000 with standard company commissions and bonuses. The salary will adjust to $80,000 at June4th 1999. In addition the director's salary shall increase to$100,000 at the time The Company's gross revenues exceed $1,000,000during any twelve month period and $120,000 once The Company's gross revenues exceed $2,000,000 during any twelve month period. Upon the director's salary increasing to $80,000 or above, the director shall no longer be entitled to commissions and bonuses.
<P>
In addition to the above mentioned, the director will be granted stock options in The Company at an exercise price of $1.00 per share of common stock in the amount of 50,000 shares per year, after each year's service, for a four year period. Such shares will be restricted for a two year period from the date of issuance.
<P>
The Company will account for these options during the time that they are earned in accordance with APB Opinion No. 25.
At the present time, the fair value of these options are not in excess of the exercise price and not exercisable; therefore there is no compensation expense to record. A determination of the fair value of these options may be extended to the end of the current fiscal year. Other conditions are included in this employment agreement, but remain immaterial to the financial statements.
<P>
12. Payroll Taxes Payable and Deferred Tax
    Assets and Liabilities:
    --------------------------------------
<P>
The Company accrues payroll and income taxes. The Company, currently a C-Corporation, accounts for income taxes in accordance with Statements on Financial Accounting Standards
109. As of October 31, 1999, The Company had a deferred tax asset in the amount of $440,000 that is derived from a net operating tax loss carryforward associated with stock compensation. The deferred tax assets will expire during the years ending October 31, 2018 and 2019in the amounts of $40,000 and $400,000 respectively. It is uncertain as to when this compensation will be deductible as it can only be deducted for tax purposes when the officers sell the respective shares.
<P>
13. Required Cash Flow Disclosure for Interest
    and Taxes Paid:
    ------------------------------------------
<P>
The Company paid interest during the periods ending October 31, 1999and 1998 in the amounts of $2,954 and $697, respectively. The Company has operated at a loss and therefore has no income taxes paid and none are due.
<P>
The Company had non-cash transactions during the years ended October31, 1999 and 1998. The Company exchanged stock for the purchase of TOP-10 Promotions, Inc. on May 29, 1998 as identified in footnote number 10. The Company also accepted stock subscriptions in the form of a receivable in the amount of $53,000 as of October 31,1998. During 1999, the Company compensated its president in the form of stock granted in the amount of $1,991,250, two employees were granted stock in the amount of $25,000. In lieu of paying two note payables that was used as funds to purchase TOP-10 Promotions, Inc. in the amount of $17,500 each, the Company agreed to accept the notes as payment for stock in a Regulation D, Rule 504 offering.
<P>
The Company also acquired assets from "Offshore" by the issuance of stock for a value of $630,000. An unusual impairment loss of$257,075 was recorded in October of 1999 to reflect an impairment of the intangible assets resulting from the acquired "Offshore" assets on March 30, 1999. The impairment resulted from the Company's revised forecast of the cash flows expected from intangible assets. Amortization expenses will drop by $8,583 per month. This impairment loss was a non-cash loss.
<P>
14. Contingent Liabilities:
    -----------------------
<P>
The Company has invested significant resources in the latest information technologies regarding the effect of Year 2000 issues. The Company's management feels it has minimized the effects of these issues; however, there can be no assurance that the systems of other companies on which The Company relies will be timely corrected, or that any failure by another company to correct such systems would not have a material adverse effect on The Company. Contingency plans are currently being developed to be implemented in the event any information technology system, non-information technology system, third party or supplier is not Year 2000 compliant in a timely manner.
<P>
<P>
    NO UNDERWRITER, DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER DELIVERY OF THIS PROSPECTUS NOR ANY SALE OF SECURITIES HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.
<P>
              ------------------------
<P>
                  TABLE OF CONTENTS
<P>
Prospectus Summary.............................
The Offering...................................
Summary Financial Information..................
Risk Factors...................................
Use of Proceeds................................
Dividend Policy................................
Dilution.......................................
Capitalization.................................
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...................................
Business.......................................
Management.....................................
Principal Shareholders.........................
Description of Securities......................
Shares Eligible for Future Sale................
Selling Security Holders.......................
Legal Matters..................................
Experts........................................
Additional Information.........................
Financial Statements...........................      F-1
<P>
              ------------------------
<P>
     UNTIL            , 2000 (25 DAYS AFTER THE DATE OF THIS
PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN OUR COMMON SHARES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
<P>
         2,000,000 SHARES OF COMMON STOCK
           OFFERING PRICE: $0.75 PER SHARE
<P>
               ---------------------
<P>
                     PROSPECTUS
<P>
               ---------------------
<P>
                  OCTOBER 13, 2000
<P>
---------------------------------------------------
              PART II
<P>
ITEM 24. INDEMNIFICATION OF OFFICERS AND DIRECTORS
<P>
Under Florida law, a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act unless (i) the director breached or failed to perform his duties as a director, and (ii) a director's breach of, or failure to perform, those duties constitutes (1) a violation of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (2) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (3) a circumstance under which an unlawful distribution is made; (4) in a proceeding by or in the right of the corporation or in a proceeding in which the corporation procures a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation or willful misconduct; or (5) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. A corporation may purchase and maintain insurance on behalf of any director or officer against any liability asserted against him and incurred by him in his capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify under Florida law.
<P>
Our Bylaws limit, to the maximum extent permitted by Florida law, the personal liability of our directors and officers for monetary damages for breach of their fiduciary duties as directors and officers. Our Bylaws provide further we shall indemnify to the fullest extent permitted by Florida law any person made a party to any action or proceeding by reason of the fact that such person was our director, officer, employee or agent. Our Bylaws also provide that our directors and officers who are entitled to indemnification shall be paid their expenses incurred in connection with any action, suit or proceeding in which such director or officer is made a party by virtue of his being our officer or director to the maximum extent permitted by Florida law.
<P>
ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
<P>
    The following table sets forth the estimated expenses to be borne by us (also referred to herein as the Registrant) in connection with the issuance and distribution of our Common Shares pursuant to the Offering.

SEC registration fee                             $  1,000.00
Legal fees and expenses                          $ 50,000.00
Accounting fees                                  $ 25,000.00
Blue Sky fees and expenses                       $ 20,000.00
Printing and engraving expenses                  $ 25,000.00
Miscellaneous                                    $ 10,000.00
                                                 ------------
Total fees and expenses                          $131,000.00

<P>
ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES
<P>
    The following paragraphs set forth certain information with respect to all securities sold by us within the past three years without registration under the Securities Act of 1933, as amended (the "Securities Act"). The information includes the names of the purchasers, the date of issuance, the title and number of securities sold and the consideration received by us for the issuance of these shares.
<p>
On December 11, 1997, we issued 1,500,000 shares to James Lee as our founder. The value of such issuance was determined to be 3.9 cents per share for a total value of $58,500 for Mr. Lee's shares. No underwriter was involved in this transaction. We believe the shares issued in this transaction did not involve a public offering and were made in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.
<P>
During the period between February and April, 1998, we completed 2 Regulation D, Rule 504 Offerings in which we issued a total of 1,800,000 shares of our common stock for an aggregate offering price of $70,000. The first offering was for 800,000 shares at $0.025 per share. The second offering was for 1,000,000 shares at $0.05 per share.
<P>
A list of the investors in the first and second offering is listed below:

FIRST OFFERING
--------------
                                             Common
Investors               Date of Issuance     Stock Sold      Consideration
----------------------------------------------------------------------------
Kate E. Boyle               2/23/1998          20,000     $  500
Drew Seldin                 2/23/1998          12,000     $  300
Amanda Eisenberg            2/23/1998          28,000     $  700
Scott J. Caruso             2/23/1998          40,000     $1,000
Todd M. Novitz              2/23/1998          24,000     $  600
Marc Paul Cervoni           2/23/1998          36,000     $  900
Haim Perlstein               2/8/1998          60,000     $1,500
Eran Rothschild             2/11/1998          44,000     $1,100
Joseph Cain                 2/14/1998          20,000     $  500
Peter Levant                2/14/1998          60,000     $1,500
Sandi Rollo                 2/14/1998          20,000     $  500
Barry Codell                2/14/1998          40,000     $1,000
Daniel E. McMullin          2/14/1998          40,000     $1,000
Alex Berger                 2/14/1998          40,000     $1,000
Kristin Foster              2/14/1998          20,000     $  500
Eagle Research Group. Inc   3/25/1998          96,000     $2,400
Nicole A. Levine            3/27/1998          36,000     $  900
Steven H. Katz               4/1/1998         100,000     $2,500
David Ziegelman              4/7/1998          64,000     $1,600
                         ----------------------------------------------------
                                              800,000    $20,000
<P>
SECOND OFFERING
----------------
Investors               Date of Issuance     Common      Consideration
                                             Stock Sold
------------------------------------------------------------------------------
Fanny Kim                     5/19/1998          47,000     $2,350
Eagle Research Group, Inc     5/19/1998          80,000     $4,000
Debbie Boxerman               5/19/1998          38,000     $1,900
Howard Eisenberg              5/19/1998          61,000     $3,050
Church & Crawford Ltd, Inc    5/18/1998         160,000     $8,000
Jeannie Joshi                 5/15/1998          80,000     $4,000
Atsmaout Perlstein            5/18/1998          80,000     $4,000
Kathryn Wall                  5/22/1998          36,000     $1,800
Eran Rothschild               5/18/1998          80,000     $4,000
Alan Bachman                  5/21/1998         100,000     $5,000
Ivan Kahana                   5/24/1998          70,000     $3,500
Angelo Pesce                  5/27/1998          70,000     $3,500
Michelle Fountain             5/20/1998          98,000     $4,900
                           ----------------------------------------------------
                                              1,000,000    $50,000

<P>
Commencing October, 1998, we undertook another Regulation D, Rule 504 Offering in which we issued a total of 2,000,000 shares of our common stock at $.10 per share for an aggregate offering price of $200,000. This offering included options to the subscribers of the 2,000,000 shares to purchase an additional 250,000 shares of our common stock for $1.00 per share by October 15, 1999 and an additional 225,000 shares of our common stock for $2.00 per share by April 15, 2000. To date, 226,376 options at $1.00 per share have been exercised; and 3,197 options at $2.00 per share have been exercised. Therefore, to date we have raised $232,770 based on the exercise of the options.
<P>
A list of the investors in the above offering is listed below:

THIRD OFFERING
---------------
Investors                Date of Issuance     Common         Consideration
                                              Stock Sold
------------------------------------------------------------------------------
Arthur Harrison & Assoc.     10/15/1998          350,000          $35,000
Arthur Harrison & Assoc.      6/16/1999           43,750          $43,750
Mango Financial & Con. Ltd   10/15/1998          290,000          $29,000
Mango Financial Ltd           6/16/1999           36,250          $36,250
Cazo Ltd                     10/15/1998          240,000          $24,000
Cazo Ltd                      6/16/1999           20,000          $20,000
Cazo Ltd                       5/7/1999           10,000          $20,000
Sandusky Holdings Corp.       2/19/1999          375,000          $37,500
Sandusky Holdings Corp.       3/25/1999           46,875          $46,875
Sandusky Holdings Corp.       3/25/1999            3,197          $ 6,395
Honeywell Management Corp.    2/19/1999          175,000          $17,500
Offshore Projects Limited     2/19/1999          250,000          $25,000
Offshore Projects Ltd.         5/7/1999           10,000          $10,000
Offshore Projects Ltd.         6/2/1999           19,500          $19,500
Vamp Ltd.                     2/19/1999          320,000          $32,000
Vamp Ltd.                     2/19/1999           15,000          $15,000
Vamp Ltd.                     6/16/1999           25,000          $25,000

<P>
We believe that our common stock issued in the above Regulation D, Rule 504 Offerings were issued in transactions not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended and Rule 504 of Regulation D.
<P>
In December 1997, we issued 25,000 shares of our common stock to Richard I. Anslow, our attorney, in exchange for legal services rendered. The value of such legal services was determined to be 3.9 cents per share for a total value of $975, since additional compensation in the form of cash was paid to Mr. Anslow for services rendered. No underwriter was involved in this transaction. We believe the shares issued in this transaction did not involve a public offering and were made in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.
<P>
On May 28, 1998, we undertook a Stock Purchase Agreement and Share Exchange ("Stock Agreement") with Top 10 Promotions, Inc. ("Top 10"), a Virginia Corporation. The sole shareholder of Top 10 was David L. Smith, Jr., our Chief Executive Officer
and Director.   In exchange for David tendering his Top 10
shares to us, he received 500,000 of our "restricted" shares. Top 10 merged into us. In addition, based on the Stock Agreement, we established an office, and qualified to do business, in North Carolina. David Smith operates such office and filed to do business as "Top 10 Promotions" in the North Carolina County in which we now operate. Such operations received $50,000 at closing and $17,500 per month for an 11 month period commencing 30 days after closing (an aggregate of $242,500)." The value of this transaction was set at $242,500 for all the outstanding shares of Top 10. The funding for these amounts was provided by a loan from Tamana Ltd., an unaffiliated corporation. On May 11, 1999, David L. Smith, Jr. purchased 2,650,000 of our "restricted" shares from James Lee for par value.
<P>
On October 1, 1998, we issued 2,000,000 shares to David L. Smith, Jr. and 1,175,000 shares to James Lee, both for compensation for services rendered for the Company. The value of such issuances was determined to be 3.9 cents per share for a total value of $78,000 for Mr. Smith's shares and $45,825 for Mr. Lee's shares. No underwriter was involved in this transaction. We believe the shares issued in this transaction did not involve a public offering and were made in reliance upon an exemption from registration provided by
Section 4(2) of the Securities Act of 1933, as amended.
<P>
On September 2, 1999, we issued 100,000 shares to David L. Smith, Jr. for satisfying certain terms of his employment agreement for services rendered to the Company. The value of such issuance was determined to be $8.10 cents per share for a total value of $810,000. No underwriter was involved in this transaction. We believe the shares issued in this transaction did not involve a public offering and were made in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.
<P>
On October 13, 1999, we issued 500 and 1,000 shares respectively, to Russell Jones and Anthony Rennert, employees of the Company, as compensation for services rendered for the Company. The value of such issuance was determined to be $7.88 per share for a total value of $3,940 and $7,873, respectively. No underwriter was involved in this transaction. We believe the shares issued in this transaction did not involve a public offering and were made in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.
<P>
On November 1, 1998, we issued 750,000 shares to David L. Smith, Jr. as compensation for services rendered for the Company. The value of such issuance was determined to be $1.58 cents per share for a total value of $1,181,250. No underwriter was involved in this transaction. We believe the shares issued in this transaction did not involve a public offering and were made in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.
<P>
On March 30, 1999, we completed an Asset Purchase Agreement and Share Exchange ("Asset Agreement") with Offshore Software Development Ltd. ("Offshore"), a Cayman Islands Corporation. Pursuant to the Asset Agreement, we purchased all of the assets of Offshore, specifically four personal computers and two subject software products with computer codes, in exchange for the issuance of 9/10ths of one of our common shares for each share of Offshore held by an Offshore shareholder at the time of the Closing. This resulted in the issuance of 999,111 of our shares to the following: Richard McCabe, an officer and director of Offshore - 25,000 of our shares; Richard I. Anslow, our legal counsel - 22,500 of our shares; and 951,611 of our shares to numerous Offshore shareholders. The
Company's management valued transaction at $630,000.   The
software allows for a faster retrieval of data base sales lead generation information obtained from the Internet.
<P>
We believe the shares issued in the Stock Agreement and Asset Agreement did not involve a public offering and were made in reliance upon an exemption from registration provided by
Section 4(2) of the Securities Act of 1933, as amended.
<P>
In May, 1999 we issued Eagle Research Group, Inc. 250,000 of our shares for consulting services rendered by Eagle Research for us. The value of such consulting services is set at $25,000 based on the fair value at services provided. The shares are restricted in accordance with Rule 144 of the 1933 Securities Act, as amended. For this share issuance, we relied upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.
<P>
On August 22, 2000, we issued 1,500,000 shares to David L. Smith, Jr. per agreement with us pursuant to David signing an amendment to his employment agreement with us and as compensation for services rendered for the Company. The value of such issuance was determined to be $0.25 per share with a 10% discount for a total value of $337,500. No underwriter was involved in this transaction. We believe the shares issued in this transaction did not involve a public offering and were made in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.
<P>
In October 2000, we issued 25,000 shares of our common stock to Richard I. Anslow, our attorney, in exchange for legal services rendered, specifically, preparation of this Form SB-2 Registration Statement for us. The value of such legal services was determined to be $0.75 per share (based on the offering price of this Registration Statement) for a total value of $18,750 since additional compensation in the form of cash was paid to Mr. Anslow for services rendered. No underwriter was involved in this transaction. We believe the shares issued in this transaction did not involve a public offering and were made in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.
<P>
ITEM 28. UNDERTAKINGS
<P>
    1. The Registrant will, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
<P>
     (i) Include any prospectus required by Section 10(a) (3) of the Securities Act;
<P>
     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
<P>
     (iii) Include any additional or changed material information on the plan of distribution.
<P>
     2. The Registrant will, for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
<P>
     3. The Registrant will file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
<P>
     4. The Registrant will provide to each purchaser at the closing certificates in such denominations and registered in such names to permit prompt delivery to each purchaser.
<P>
     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
<P>
     6. For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time the Commission declared it effective.
<P>
                     SIGNATURES
<P>
Pursuant to the requirements of the Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, there unto duly authorized, in the City of Roanoke Rapids, State of North Carolina on the 18th day of October, 2000.
<P>
                            ROANOKE TECHNOLOGY CORP.
<P>
                            By: /s/ David L. Smith, Jr.
                            ----------------------------
                                    DAVID L. SMITH, JR.
                                    CHIEF EXECUTIVE
                                    OFFICER,
                                    PRESIDENT AND
                                    DIRECTOR
<P>
                     POWER OF ATTORNEY
<P>
     Pursuant to the requirements of the Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
<P>
     We, the undersigned officers and directors of Roanoke Technology Corp. hereby severally constitute and appoint David
L. Smith, Jr., our true and lawful attorney-in-fact and agent with full power of substitution for us in our stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent in full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, any lawfully do or cause to be done by virtue hereof.
<P>

SIGNATURE                                 TITLE                    DATE
-------------------------------------------------------------------------------------
                                  Chairman of the Board of
                                  Directors, Chief Executive
                                  Officer and President
/s/ David L. Smith                                              October 18, 2000
----------------------------
David L. Smith, Jr.
<P>
/s/ Glenn Canady                  Vice President and Director
----------------------------
Glenn Canady                                                    October 18, 2000
<P>
/s/ Edwin E. Foster               Secretary and Director
-----------------------------
Edwin E. Foster, Jr.                                            October 18, 2000

<P>

                     EXHIBIT INDEX
<P>
3.1     Articles of Incorporation of Roanoke Technology Corp.
       (formerly known as Suffield Technologies Corp.)
        and Articles of Amendment
<P>
3.2     By-laws of Roanoke Technology Corp.
<P>
5.1     Opinion of Richard I. Anslow & Associates
<P>
10.1    March 30, 1999 Asset Purchase Agreement and Share
        Exchange with Offshore Software Development Ltd.
<P>
10.2    May 28, 1998 Stock Purchase Agreement and Share
        Exchange with Top 10 Promotions, Inc.
<P>
10.3    Articles of Merger and Plan of Merger of Top 10
        Promotions, Inc. and Roanoke Technology Corp.
<P>
10.4    Amended Employment Agreement - David L. Smith, Jr.
<P>
10.5    Employment Agreement - Glenn Canady
<P>
23.1    Independent Auditors Consent
<P>
23.2    Consent of Richard I. Anslow & Associates
        (contained in Exhibit 5)
<P>
27.1    Financial Data Schedule for Roanoke Technology Corp.
<P>

<P>